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Exhibit 1

April 2, 2007

To our Shareholders:

On behalf of our Board of Directors and management, I am pleased to invite you to the 2007 Annual and Special Meeting of Shareholders of MI Developments Inc. to be held at Le Royal Meridien King Edward Hotel, 37 King Street East, Toronto, Ontario, Canada, at 10:00 a.m. (Toronto time) on Friday, May 11, 2007.

I hope you can attend but, in any case, your vote is important and your shares should be represented at the Meeting. If you are unable to attend, please complete, date and sign the enclosed proxy form, and return it in accordance with the instructions set out in the proxy form. Even if you plan to attend the Meeting, you may find it convenient to express your views in advance by completing and returning the proxy form. The Notice of Meeting, Management Information Circular/Proxy Statement and proxy form for our Class A Subordinate Voting Shares and Class B Shares are enclosed with this letter.

I look forward to seeing you at the Annual and Special Meeting of Shareholders on May 11.

Yours truly,

JOHN D. SIMONETTI
Chief Executive Officer

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

        NOTICE is hereby given that the Annual and Special Meeting (the "Meeting") of the Shareholders of MI Developments Inc. (the "Corporation") will be held at Le Royal Meridien King Edward Hotel, 37 King Street East, Toronto, Ontario, Canada, on Friday, May 11, 2007, commencing at 10:00 a.m. (Toronto time) for the following purposes:

(a)
to receive and consider the Annual Report, including the Consolidated Financial Statements of the Corporation for the financial year ended December 31, 2006 and the Auditor's Report thereon;

(b)
to elect directors;

(c)
to re-appoint the Auditor of the Corporation, based on the recommendation of the Audit Committee of the Board of Directors of the Corporation, and authorize the Audit Committee to fix the Auditor's remuneration;

(d)
to consider a resolution, the full text of which is set out in Exhibit A hereto, approving amendments to the Corporation's incentive stock option plan; and

(e)
to transact such further or other business or matters as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

Only shareholders of record at the close of business on March 23, 2007 will be entitled to notice of, to attend and to vote at, the Meeting or any adjournment(s) or postponement(s) thereof.

        A Management Information Circular/Proxy Statement and a form of proxy are enclosed with this Notice of Annual and Special Meeting of Shareholders. The Management Information Circular/Proxy Statement provides additional information concerning the matters to be dealt with at the Meeting. If you are unable to be present at the Meeting in person, please complete, date and sign the enclosed proxy and return it in the enclosed envelope provided for that purpose in accordance with the instructions set out in the section entitled "Appointment and Revocation of Proxies" of the enclosed Management Information Circular/Proxy Statement. To be effective, proxies must be received by 5:00 p.m. (Toronto time) on May 9, 2007, or on the second business day preceding the day of any adjournment(s) or postponement(s) of the Meeting, at one of the following locations: (a) Computershare Investor Services Inc., the Corporation's registrar and transfer agent, at 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1, addressed to the Proxy Department; or (b) the principal executive offices of the Corporation at 455 Magna Drive, Aurora, Ontario, Canada L4G 7A9, addressed to the Secretary of the Corporation. Shareholders may elect to vote by use of the telephone or via the Internet in accordance with the instructions on the applicable form of proxy.

By order of the Board of Directors.

April 2, 2007 Aurora, Ontario	RICHARD J. CROFTS Executive Vice-President, Corporate Development, General Counsel and Secretary

MANAGEMENT INFORMATION CIRCULAR/PROXY STATEMENT

        This Management Information Circular/Proxy Statement (the "Circular") is furnished to shareholders of MI Developments Inc. (the "Corporation" or "MID") in connection with the solicitation by and on behalf of the management of the Corporation of proxies to be used at the Annual and Special Meeting of Shareholders (the "Meeting") of the Corporation to be held at Le Royal Meridien King Edward Hotel, 37 King Street East, Toronto, Ontario, Canada, on Friday, May 11, 2007, commencing at 10:00 a.m. (Toronto time), and at any adjournment(s) or postponement(s) thereof, for the purposes set forth in the attached Notice of Annual and Special Meeting of Shareholders (the "Notice").

        This Circular, the Notice and the accompanying form(s) of proxy are being mailed on or about April 9, 2007 to shareholders of the Corporation of record as of the close of business on March 23, 2007. The Corporation will bear all costs associated with the preparation and mailing of this Circular, the Notice and the accompanying form(s) of proxy, as well as the cost of the solicitation of proxies. The solicitation will be primarily by mail; however, officers and regular employees of the Corporation may also directly solicit proxies (but not for additional compensation) personally, by telephone, by facsimile or by other means of electronic transmission. Banks, brokerage houses and other custodians and nominees or fiduciaries will be requested to forward proxy solicitation material to their principals and to obtain authorizations for the execution of proxies and will be reimbursed for their reasonable expenses in doing so.

        All amounts referred to in this Circular are presented in United States dollars, unless otherwise noted.

APPOINTMENT AND REVOCATION OF PROXIES

Registered Holders

        The persons named in the accompanying form(s) of proxy are officers of the Corporation. A shareholder has the right to appoint a person (who need not be a shareholder of the Corporation) as nominee to attend and act for and on such shareholder's behalf at the Meeting other than the management nominees named in the accompanying form(s) of proxy. This right may be exercised by inserting in the blank space the name of the person the shareholder wishes to appoint as proxyholder, or by completing, signing and submitting another proper form of proxy naming such person as proxyholder.

        Shareholders desiring to be represented at the Meeting by proxy must deposit their forms of proxy at one of the following locations:

  (a)
  the offices of Computershare Investor Services Inc., our registrar and transfer agent (the "transfer agent") at 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1, addressed to the Proxy Department; or

  (b)
  the principal executive offices of the Corporation at 455 Magna Drive, Aurora, Ontario, Canada L4G 7A9, addressed to the Secretary of the Corporation,

by 5:00 p.m. (Toronto time) on May 9, 2007 or on the second business day preceding the day of any adjournment(s) or postponement(s) of the Meeting, at which the proxy is to be used. A revocation of proxy may also be deposited with the Chairman of the Meeting on the day of the Meeting, or any adjournment(s) or postponement(s) thereof. If a shareholder who has completed a proxy attends the Meeting in person, any votes cast by such shareholder on a poll will be counted and the proxy will be disregarded.

        Registered shareholders may also, rather than returning the proxy by mail or hand delivery, elect to vote by use of the telephone or the Internet. Those registered holders electing to vote by telephone require a touch-tone telephone to transmit their voting preferences. Registered holders electing to vote by telephone or via the Internet must follow the instructions included in the form(s) of proxy received from the Corporation.

Non-Registered Holders

        Only registered holders and persons appointed as proxyholders are permitted to attend and vote at the Meeting. However, in many cases, shares beneficially owned by a holder (a "Non-Registered Holder") are registered either:

  (a)
  in the name of an intermediary that the Non-Registered Holder deals with in respect of the shares, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of registered plans; or

  (b)
  in the name of a clearing agency (such as The Canadian Depository for Securities Limited and, in the United States, The Depository Trust Company) of which the intermediary is a participant.

        The Notice, this Circular and the accompanying form(s) of proxy or voting information form ("VIF") (collectively, the "meeting materials") are being sent to both registered and non-registered owners of Class A Subordinate Voting Shares and Class B Shares. In accordance with National Instrument 54-101 — Communication with Beneficial Owners of Securities of Reporting Issuers, the Corporation is delivering the meeting materials directly to those of its Non-Registered Holders who do not object to ownership information about them being disclosed to the Corporation (called "NOBOs" for Non-Objecting Beneficial Owners).

        If you are a Non-Registered Holder, and the Corporation or the transfer agent has sent these materials directly to you, your name and address and information about your holdings of Class A Subordinate Voting Shares and/or Class B Shares have been obtained in accordance with applicable securities legislation from the intermediary holding such shares on your behalf. By choosing to send the meeting materials to you directly, the Corporation has assumed responsibility for (i) delivering these materials to you and (ii) executing your proper voting instructions. As a result, NOBOs can expect to receive a scannable VIF from our transfer agent. These VIFs are to be completed and returned by the designated time to the transfer agent in the envelope provided or by facsimile. In addition, the transfer agent provides both telephone voting and Internet voting as described on the VIF, which contains complete instructions. The transfer agent will tabulate the results of the VIFs received from NOBOs and will provide appropriate instructions at the Meeting with respect to the shares represented by the VIFs that the transfer agent receives.

        If you are a Non-Registered Holder and have not received the meeting materials directly from the Corporation or the transfer agent, you should follow the instructions received from the intermediary through which your shares are held. Intermediaries often use service companies to forward the meeting materials to Non-Registered Holders. Generally, Non-Registered Holders will either:

  (a)
  be given a VIF, which must be completed and signed by the Non-Registered Holder in accordance with the directions set out on the VIF (which may, in some cases, allow for voting by telephone or Internet); or

  (b)
  less typically, be given a proxy that has already been signed by the intermediary (usually by way of a facsimile, stamped signature), that is restricted as to the number of shares beneficially owned by the Non-Registered Holder, but that is otherwise not fully completed. In this case, the Non-Registered Holder who wishes to submit the proxy should otherwise properly complete and deposit it with Computershare Investor Services Inc., as described above. This proxy need not be signed by the Non-Registered Holder.

        The purpose of these procedures is to permit Non-Registered Holders to direct the voting of the shares they beneficially own. Non-Registered Holders that wish to vote in person at the Meeting must insert their name in the space provided on the form of proxy or VIF and adhere to the signing and return instructions provided on the form.

Revocation

        A registered shareholder and a Non-Registered Holder who has received the meeting materials directly from the Corporation or the transfer agent may revoke a VIF or proxy that has already been deposited by:

  (a)
  completing and signing a proxy or a VIF bearing a later date and depositing it with the Corporation or Computershare Investor Services Inc. as described under "— Registered Holders" above;

  (b)
  depositing an instrument in writing executed by the holder or by the holder's attorney authorized in writing: (i) at the Corporation's registered office at any time up to and including the last business day preceding the day of the Meeting, or any adjournment(s) or postponement(s) of the Meeting, at which the proxy is to be used, or (ii) with the Chairman of the Meeting prior to the commencement of the Meeting on the day of the Meeting or any adjournment(s) or postponement(s) of the Meeting; or

  (c)
  in any other manner permitted by law.

        A Non-Registered Holder who has not received the meeting materials directly from the Corporation or the transfer agent may revoke a VIF or proxy that has been given to an intermediary at any time by written notice to the intermediary or to the service company that the intermediary uses, except that the intermediary is not required to act on a revocation of a VIF or proxy that is not received by such intermediary at least seven days prior to the Meeting.

VOTING OF PROXIES

        The shares represented by any valid proxy in favour of the management nominees named in the accompanying form(s) of proxy will be voted for or against or withheld from voting on the election of directors, the re-appointment of the Auditor, based on the recommendation of the Audit Committee of the Board of Directors of the Corporation (the "Board"), and the authorization of the Audit Committee of the Board to fix the remuneration of the Auditor, in accordance with any specific instructions made by a shareholder on the form(s) of proxy. In the absence of any such specific instructions, such shares will be voted by the designated management representatives FOR the election as directors of the management nominees named in this Circular, and FOR the re-appointment of Ernst & Young LLP as Auditor and the authorization of the Audit Committee to fix the Auditor's remuneration.

        The accompanying form(s) of proxy confers discretionary authority upon the persons named therein with respect to any amendments or variations to matters identified in the Notice and with respect to such other business or matters which may properly come before the Meeting or any adjournment(s) or postponement(s) thereof. As of the date of this Circular, the Corporation is not aware of any such amendments or variations or any other matters to be addressed at the Meeting.

RECORD DATE

        The Board has fixed the close of business on March 23, 2007 as the record date (the "Record Date") for the Meeting. Only holders of record of Class A Subordinate Voting Shares and Class B Shares at the close of business on the Record Date are entitled to receive notice of and to attend and vote at the Meeting, except that: (i) in accordance with applicable law, a transferee of Class A Subordinate Voting Shares or Class B Shares acquired after the Record Date shall be entitled to vote at the Meeting if such transferee produces properly endorsed share certificates or otherwise establishes ownership of such shares and has demanded in writing, not later than ten days before the day of the Meeting or any adjournment(s) or postponement(s) thereof, that the name of such transferee be included on the list of shareholders entitled to vote at the Meeting; and (ii) a holder of Class A Subordinate Voting Shares issued by the Corporation after the Record Date in connection with the exercise of stock options or conversion rights to acquire such shares shall be entitled to vote at the Meeting in person or by proxy if such holder establishes ownership of such shares to the satisfaction of the Secretary of the Corporation or the Chairman of the Meeting prior to the Meeting or any adjournment(s) or postponement(s) thereof.

VOTING SECURITIES AND THEIR PRINCIPAL HOLDERS

        As at March 23, 2007, there were issued and outstanding 47,821,364 Class A Subordinate Voting Shares. Holders of Class A Subordinate Voting Shares are entitled to cast one vote per Class A Subordinate Voting Share held by them on each matter to be acted on at the Meeting.

        As at March 23, 2007, there were issued and outstanding 547,413 Class B Shares. Holders of Class B Shares are entitled to cast 500 votes per Class B Share held by them on each matter to be acted on at the Meeting. Holders of Class B Shares are entitled, at any time and from time to time, to convert each Class B Share into a Class A Subordinate Voting Share on a one-for-one basis.

        As at March 23, 2007, the votes attached to our Class A Subordinate Voting Shares represented approximately 14.9% of the aggregate voting rights attached to our securities.

        Under applicable Canadian law, an offer to purchase Class B Shares would not necessarily result in an offer to purchase Class A Subordinate Voting Shares. Accordingly, the Corporation's articles of amalgamation provide that the Class A Subordinate Voting Shares are convertible into Class B Shares on a one-for-one basis, at the option of the holder, upon an offer being made for the Class B Shares where:

  (1)
  by reason of applicable securities legislation or stock exchange requirements, the offer must be made to all holders of Class B Shares; and

  (2)
  no equivalent offer is made for the Class A Subordinate Voting Shares;

for the purpose of allowing the holders of the Class A Subordinate Voting Shares to tender into such offer.

        The following table sets forth information with respect to the only shareholders known to the directors or officers of the Corporation to own beneficially, directly or indirectly, or exercise control or direction over, more than 10% of the issued and outstanding Class A Subordinate Voting Shares or Class B Shares of the Corporation, as at March 23, 2007:

	Class of Shares	Number of Shares		Percentage of Class
Hotchkis and Wiley Capital Management, LLC(1)	Class A	7,101,240		14.8%
Mackenzie Financial Corporation(2)	Class A	6,547,072		13.7%
Stronach Trust	Class B	363,414	(3)	66.4%
Magna Deferred Profit Sharing Plan (Canada)	Class B	55,797		10.2%

Notes:

(1)
Based on documents filed with the United States Securities and Exchange Commission (the "SEC") dated February 13, 2007.

(2)
Based on documents filed with the SEC dated February 14, 2007.

(3)
These Class B Shares are held by 445327 Ontario Limited, over 99.9% of whose voting securities are directly owned by the Stronach Trust. Mr. Frank Stronach, Chairman of the Corporation, Magna International Inc. ("Magna") and Magna Entertainment Corp. ("MEC"), and three other members of his family are the trustees of the Stronach Trust. Mr. Stronach is also one of the members of the class of potential beneficiaries of the Stronach Trust. Accordingly, Mr. Stronach may be deemed to beneficially own the shares owned by the Stronach Trust, although he disclaims beneficial ownership for all purposes other than for U.S. securities law purposes. Taking into account the shares directly or indirectly owned by, or over which control or direction is exercised by, the Stronach Trust, certain Magna employee compensatory plans (including the Magna Deferred Profit Sharing Plan (Canada)), acquisition corporations and estate planning vehicles, associates of Mr. Stronach control approximately 76.1% of the votes carried by MID's outstanding Class B Shares and Class A Subordinate Voting Shares. For more information relating to the shareholdings of the associates of Mr. Stronach, including the Stronach Trust, please refer to the table and footnote 10 under the heading "Board of Directors" below.

        The Corporation has been advised that the associates of Mr. Stronach, including the Stronach Trust, intend to vote their Class A Subordinate Voting Shares and Class B Shares for the election of the management nominees named in this Circular as directors of the Corporation and for the re-appointment of Ernst & Young LLP as Auditor and the authorization of the Audit Committee of the Board of Directors to fix the Auditors' remuneration.

ANNUAL MEETING MATTERS

FINANCIAL STATEMENTS AND AUDITOR'S REPORT

        Management, on behalf of the Board, will submit to the shareholders at the Meeting the Consolidated Financial Statements of the Corporation for the financial year ended December 31, 2006 and the Auditors' Report thereon, but no vote by the shareholders with respect thereto is required or proposed to be taken. The Consolidated Financial Statements and Auditors' Report are included in the Corporation's 2006 Annual Report, which is available on the Corporation's website at www.midevelopments.com.

RE-APPOINTMENT OF AUDITOR

        At the Meeting, the shareholders will be asked to re-appoint Ernst & Young LLP as the Auditor of the Corporation, based on the recommendation of the Audit Committee and the Board. Ernst & Young LLP has been the Auditor of the Corporation since the Corporation's spin-out as a public company from Magna on August 29, 2003. The persons named in the accompanying forms of proxy will, in the case of a ballot and in the absence of specifications or instructions to withhold from voting on the form of proxy, vote for the re-appointment of Ernst & Young LLP as the Auditor of the Corporation to hold office until the next annual meeting of shareholders of the Corporation and to authorize the Audit Committee to fix the Auditors' remuneration.

        Representatives of Ernst & Young LLP are expected to attend the Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

BOARD OF DIRECTORS

Election of Directors

        Under the Articles of the Corporation, the Board is to consist of a minimum of three and a maximum of 15 directors. The Amalgamation Agreement dated August 29, 2003, by which the Corporation was formed, authorized the directors to determine the number of directors of the Corporation from time to time. Pursuant to that authorization, the number of directors currently is set at ten, although only nine persons are being nominated at this time. The term of office of each director expires at the time of the Meeting unless successors are not elected, in which case the directors remain in office until their successors are elected or appointed in accordance with applicable law and the Corporation's by-laws.

        Management proposes to nominate, and the persons named in the accompanying form(s) of proxy will vote for (in the absence of specifications or instructions to withhold from voting on the proxy) the election of the nine persons whose names are set forth below, all of whom are now and have been directors for the periods indicated, but will not vote for a greater number of persons than the number of nominees named in the form of proxy. Management does not contemplate that any of the nominees will be unable to serve as a director. If, as a result of circumstances not now contemplated, any nominee is unavailable to serve as a director, the proxy will be voted for the election of such other person or persons as management may select. Each director elected will hold office until the next annual meeting of shareholders of the Corporation, or until his/her respective successor is elected or appointed in accordance with applicable law and the Corporation's by-laws.

        The following table sets forth information with respect to each of the nine management nominees for director, including the number of the Class A Subordinate Voting Shares and Class B Shares of the Corporation, and the shares of the Class A Subordinate Voting Stock of MEC, beneficially owned, directly or indirectly, or over which control or direction is exercised by each such nominee, as at April 1, 2007:

Name of Nominee, Province/State and Country of Residence	Age	Director Since	Other Positions And Offices Presently Held With Corporation	Principal Occupation	Class A Subordinate Voting Shares/ Per Cent of Class		Class B Shares/ Per Cent of Class	MEC Class A Subordinate Voting Stock/ Per Cent of Class

John Barnett(1)(2) Ontario, Canada	62	May 2, 2006	None	President and Chief Executive Officer, Rothmans Inc. and Rothmans, Benson & Hedges Inc., tobacco companies	Nil(3)		Nil	4,731(4)

Barry B. Byrd(5) Florida, USA	51	August 29, 2003	None	Partner, Pineiro, Wortman & Byrd, P.A., a law firm	55(3)(4)		Nil	22(4)

Neil G. Davis(2)(6)(7) Ontario, Canada	51	March 17, 2005	None	Partner, Davis Webb LLP (Barristers and Solicitors)	Nil(3)		Nil	Nil

Philip K. Fricke(2)(6) New Jersey, USA	61	August 29, 2003	None	President, PKF Financial Consultants, a strategic and financial planning, execution and communications firm for public companies	Nil(3)		Nil	Nil

Manfred Jakszus(6) Hinterbruehl, Austria	62	August 29, 2003	None	Independent investor and real estate developer	Nil(3)		Nil	Nil

Dennis J. Mills(8) Ontario, Canada	60	August 30, 2004	Vice-Chairman	Vice-Chairman of the Corporation	Nil		Nil	Nil(9)

John D. Simonetti Ontario, Canada	44	March 8, 2005	Chief Executive Officer	Chief Executive Officer of the Corporation	10,000	(4)	Nil	86(4)

Frank Stronach(8) Oberwaltersdorf, Austria	74	August 29, 2003	Chairman of the Board	Partner, Stronach & Co. (consultant)	2,109,120/4.4%(10)		485,081/88.6%(10)	3,682,515/7.5%(11) 4,587,233/9.3%(12)

Judson D. Whiteside(7) Ontario, Canada	60	March 17, 2005	None	Chairman and Chief Executive Officer, Miller Thomson LLP (Barristers and Solicitors)	Nil(3)		Nil	2,000(4)

Notes:

(1)
Mr. Barnett was a director of Mosaic Group, Inc. when the company filed for protection under the Companies' Creditors Arrangement Act (Canada) and Chapter 11 of the U.S. Bankruptcy Code in December 2002.

(2)
Member of the Audit Committee, chaired by John Barnett.

(3)
Each of Messrs. Byrd, Fricke and Jakszus hold options to acquire 10,000 Class A Subordinate Voting Shares granted to them in their capacities as directors of the Corporation under the Corporation's Stock Option Plan (as defined below) during fiscal 2003. Such options were granted for a term of 10 years ending September 16, 2013, at an exercise price of Cdn.$31.85 and vested as to 20% on the date of grant (September 16, 2003) with another 20% vesting on each of September 16, 2004, 2005, 2006 and 2007. On January 31, 2006, each of Messrs. Davis and Whiteside were granted options to acquire 10,000 Class A Subordinate Voting Shares in their capacities as directors of the Corporation under the Stock Option Plan. Such options were granted for a term of 10 years ending January 31, 2016, at an exercise price of Cdn$39.12 and vested as to 40% on the date of grant and another 20% vesting on each of January 31, 2007, 2008 and 2009. On October 5, 2006, Mr. Barnett was granted options to acquire 10,000 Class A Subordinate Voting Shares in his capacity as a director of the Corporation under the Stock Option Plan. Such options were granted for a term of 10 years ending October 5, 2016, at an exercise price of Cdn$41.17 and vested as to 20% on the date of grant and another 20% vesting on each of October 5, 2007, 2008, 2009 and 2010.

(4)
These shares represent less than 1% of the class.

(5)
Mr. Byrd was formerly a director of Tritec Power Systems, Ltd., which ceased doing business in 2001, at which time a cease trade order was issued.

(6)
Member of the Special Committee of Independent Directors, chaired by Neil Davis.

(7)
Member of the Corporate Governance and Compensation Committee, chaired by Judson D. Whiteside.

(8)
Member of the MEC Executive Management Committee and the MEC Board of Directors. Mr. Mills is Magna's Executive Vice-President, Communications. Mr. Stronach is Magna's Chairman.

(9)
On March 7, 2005, MEC granted Mr. Mills options to acquire 100,000 shares of MEC Class A Subordinate Voting Stock. Such options were granted for a term of ten years ending March 6, 2015, at an exercise price of $6.85, and vested as to 20% on the date of grant with another 20% vesting on each anniversary date thereafter.

(10)
The Magna Deferred Profit Sharing Plan (Canada) (the "Canadian Plan") is an associate of Mr. Stronach and holds 1,158,646 Class A Subordinate Voting Shares and 55,797 Class B Shares, representing approximately 9% of the votes carried by the outstanding Class B Shares and Class A Subordinate Voting Shares. The trustee of the Canadian Plan is Sun Life Financial Trust, which has the power to vote the shares in the Canadian Plan; provided however, that Mr. Stronach as Chairman of Magna retains the right to direct the trustee in regard to voting and disposing of the shares in such plan.

  The Employees Deferred Profit Sharing Plan (U.S.) of Magna (the "U.S. Plan") is an associate of Mr. Stronach, who is one of three trustees of the U.S. Plan, and holds 899,824 Class A Subordinate Voting Shares, representing less than 1% of the votes carried by the outstanding Class B Shares and Class A Subordinate Voting Shares. Mr. Stronach was not and is not a beneficiary of either the Canadian Plan or the U.S. Plan.

  865714 Ontario Inc. ("865714") was incorporated to provide a continuing separate vehicle for the acquisition of shares of Magna and the sale thereof to members of management of Magna. Pursuant to a unanimous shareholder agreement, Magna has the right to direct 865714 with regard to disposing of any shares held by 865714. Mr. Stronach was not and is not a shareholder of 865714. As a result of the spin-out of the Corporation from Magna, 865714 holds 45,870 Class B Shares, representing approximately 7.1% of the votes carried by the outstanding Class B Shares and Class A Subordinate Voting Shares.

  Fair Enterprise Limited ("Fair Enterprise") owns directly 50,000 Class A Subordinate Voting Shares and 20,000 Class B Shares, which collectively represent approximately 3.1% of the votes carried by outstanding Class B Shares and Class A Subordinate Voting Shares. All of the shares of Fair Enterprise are held by an estate planning vehicle for the Stronach family. The members of the family of Mr. Stronach are, under certain circumstances, among the class of possible indirect beneficiaries under this vehicle and Mr. Stronach shares control or direction over the Class B Shares and the Class A Subordinate Voting Shares of MID held by Fair Enterprise.

  445327 Ontario Limited owns directly 363,414 Class B Shares, representing approximately 56.5% of the votes carried by the outstanding Class B Shares and Class A Subordinate Voting Shares. Over 99.9% of the voting securities of 445327 Ontario Limited are owned by the Stronach Trust. Mr. Stronach is the exclusive representative for voting the shares of MID held by 445327 Ontario Limited solely in the manner directed by the Stronach Trust. Mr. Stronach and three other members of his family are the trustees of the Stronach Trust. Mr. Stronach is also one of the members of the class of potential beneficiaries of the Stronach Trust. Accordingly, Mr. Stronach may be deemed to beneficially own the shares owned by the Stronach Trust, although he disclaims beneficial ownership for all purposes other than for U.S. securities law purposes.

  Elfriede Stronach, the spouse of Mr. Stronach, owns 650 Class A Subordinate Voting Shares. Mr. Stronach disclaims beneficial ownership of such shares for purposes other than for U.S. securities law purposes.

  Taking into account the shares directly or indirectly owned by, or over which control or direction is exercised by, Elfriede Stronach, the Stronach Trust, the Canadian Plan, the U.S. Plan, 865714 and Fair Enterprise, associates of Mr. Stronach control approximately 76.1% of the votes carried by the outstanding Class B Shares and Class A Subordinate Voting Shares.

(11)
These shares of Class A Subordinate Voting Stock of MEC are owned by Fair Enterprise, all of the shares of which are held by an estate planning vehicle for the Stronach family. Mr. Stronach shares control or direction over the Class A Subordinate Voting Stock of MEC held by Fair Enterprise. The members of the family of Mr. Stronach are, under certain circumstances, among the class of possible indirect beneficiaries under this vehicle.

(12)
The Corporation directly or indirectly owns 58,466,056 shares of the Class B Stock of MEC, which is 100% of the outstanding Class B Stock of MEC. 4,362,328 shares of Class A Subordinate Voting Stock of MEC are owned directly by the Corporation, which in turn is controlled by the Stronach Trust, an associate of Mr. Stronach. This figure excludes the 58,466,056 shares of Class A Subordinate Voting Stock of MEC issuable on conversion by the Corporation of its 58,466,056 directly or indirectly owned shares of Class B Stock of MEC.

  The U.S. Plan, which is an associate of Mr. Stronach, owns 206,557 shares of Class A Subordinate Voting Stock of MEC. 865714, whose relationship with Mr. Stronach is described above, owns 18,348 shares of Class A Subordinate Voting Stock of MEC.

  Mr. Stronach also holds personally the right to acquire 1,000,000 shares of Class A Subordinate Voting Stock of MEC issuable upon the exercise of stock options.

        All of the current directors were elected to their present terms of office by the shareholders of the Corporation at the last annual meeting held on May 3, 2006. All of the current directors have held the principal occupation listed above for the preceding five years.

        There are no contracts, arrangements or understandings between any management nominee and any other person (other than the directors and officers of the Corporation acting solely in such capacity) pursuant to which any nominee has been or is to be elected as a director.

        As of April 1, 2007, all directors and officers of the Corporation as a group (15 persons) beneficially owned, directly or indirectly, or exercised control or direction over, 2,130,131 Class A Subordinate Voting Shares, or approximately 4.5% of the class, and 485,081 Class B Shares, or approximately 88.6% of the class. See also "Voting Securities and Their Principal Holders" above.

Board

        In general, the Board is responsible for the stewardship of the Corporation and the establishment of the Corporation's strategic direction. The Board oversees the business and affairs of the Corporation and the day to day conduct of business by executive management, establishes and approves overall corporate policies as required and involves itself jointly with management in ensuring the creation of shareholder value and the preservation and protection of the Corporation's assets. The Board operates pursuant to its written charter (the full text of which is posted on the Corporation's website, www.midevelopments.com, and attached as Exhibit C hereto), as well as the Corporation's by-laws and applicable law. According to its charter, the Board bears principal responsibility for, among other things:

  •
  satisfying itself as to the integrity of the Corporation's management and the creation of a culture of integrity throughout the Corporation;

  •
  adopting a strategic planning process in which future trends, opportunities and risks over a two to seven year horizon are identified and addressed;

  •
  identifying the principal business risks faced by the Corporation and ensuring the implementation of appropriate systems to manage those risks; and

  •
  ensuring that the Corporation maintains a program to effectively communicate with its stakeholders, including shareholders, employees and the general public.

        The Board acts through regularly scheduled Board meetings, which are held on a quarterly basis, with additional meetings scheduled when required. In addition, a separate strategic planning meeting is held each year and there is continued communication between senior management and Board members between meetings both on an informal basis and through Committee meetings. During fiscal 2006, there were 20 meetings of the Board.

Board Committees

        To assist in the discharge of its responsibilities, the Board has established three committees: the Audit Committee, the Corporate Governance and Compensation Committee, and the Special Committee. The Corporation does not have an Executive Committee. The Board may establish other committees from time to time as circumstances require.

        The Special Committee is composed entirely of directors who are "independent" of MID management according to the applicable provisions of National Policy 58-201 — Corporate Governance Guidelines ("National Policy 58-201") and the corporate governance standards of the New York Stock Exchange (the "NYSE") applicable to boards of directors and their committees. The Board has also determined that the Special Committee members are independent of MEC, Magna and the Corporation's controlling shareholder. The Special Committee is mandated to review and make recommendations on material related party transactions (and policies concerning material related party transactions), including those with Magna and its subsidiaries and those with the Corporation's subsidiary, MEC.

AUDIT COMMITTEE AND AUDIT COMMITTEE REPORT

Audit Committee

        The Audit Committee was formed on September 16, 2003 and is currently composed of Messrs. Barnett (Chairman), Davis and Fricke, all of whom are considered by the Board to be "independent" according to the provisions of Multilateral Instrument 52-110 — Audit Committees ("MI 52-110") and the applicable NYSE corporate governance standards. The Board has also determined that each of Mr. Barnett, the Chairman of the Audit Committee, and Mr. Fricke is a "financial expert" within the meaning of the rules of the SEC under the Sarbanes-Oxley Act of 2002 and that all members of the Audit Committee are financially literate, as such term is defined in MI 52-110. The Hon. M. Douglas Young was a member of this committee from March 17, 2005 until his retirement from the Board on May 2, 2006, when he was replaced by Mr. Barnett.

        The Audit Committee operates pursuant to its written charter, as well as the Corporation's by-laws and applicable law. The full text of the Audit Committee Charter is posted on the Corporation's website, www.midevelopments.com, and is attached as an appendix to the Corporation's Annual Information Form dated March 30, 2007. In accordance with its charter, the Audit Committee's purpose is to assist the Board in fulfilling its oversight responsibilities to the Corporation's shareholders with respect to the integrity of the Corporation's financial statements and reports and financial reporting process. Specific responsibilities include:

  •
  reviewing and recommending to the Board approval of the Corporation's interim and annual financial statements and management's discussion and analysis of results of operation and financial condition related thereto;

  •
  being directly responsible for the appointment, compensation, retention and oversight of the work of the external independent Auditor;

  •
  pre-approving, or establishing procedures and policies for the pre-approval of, the engagement and compensation of the external independent Auditor in respect of the provision of (i) all audit, audit-related, review or attest engagements required by applicable law and (ii) all non-audit services permitted to be provided by the external independent Auditor;

  •
  evaluating the performance, quality control procedures and efficiency of the external independent Auditor in carrying out its responsibilities;

  •
  satisfying itself that management has established and is maintaining an adequate and effective system of internal financial and accounting controls and is responding on a timely basis to any significant weaknesses which have been identified;

  •
  establishing procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal controls, and auditing matters, and (ii) the confidential, anonymous submission of complaints by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

  •
  reviewing any issues raised by regulators or governmental agencies and any employee complaints (including those that originate through the Corporation's system for the reporting of activities of concern relating to accounting and auditing matters) or published reports which raise material issues regarding the Corporation's financial statements or accounting or auditing issues;

  •
  reviewing, on behalf of the Board, any actual or potential illegal, improper or fraudulent behaviour which may have a negative effect on the integrity or reputation of the Corporation;

  •
  reviewing all material off-balance sheet transactions and the related accounting presentation and disclosure;

  •
  reviewing all public disclosure documents of the Corporation containing financial information of the Corporation prior to its release; and

  •
  preparing the Audit Committee report in this Circular.

        The Audit Committee is also responsible for annually reviewing its charter and recommending any amendments to the Board.

        The Audit Committee is empowered to retain outside legal and other experts at the expense of the Corporation where reasonably required to assist and advise the Audit Committee in carrying out its duties and responsibilities.

        The Audit Committee met six times during the financial year ended December 31, 2006 with management, representatives of the Auditor and representatives of the Corporation's Finance Department, both together and separately in each case.

        Additional information on the Corporation's Audit Committee and its members is contained in the Corporation's Annual Information Form dated March 30, 2007. Specifically, please refer to the sections in the Annual Information Form entitled "Directors and Officers; Audit Committee — Audit Committee" and "Directors and Officers; Audit Committee — Audit Fees" for further information on the Audit Committee and the independent auditor.

Audit Committee Report

        In connection with the Consolidated Financial Statements for the financial year ended December 31, 2006, the Audit Committee has (1) reviewed and discussed the audited Consolidated Financial Statements with senior management, (2) discussed with the Auditor the matters required to be communicated by the Auditor as per Canadian Institute of Chartered Accountants Handbook Section 5751 ("Section 5751"), the U.S. Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, and SEC rules, (3) received and reviewed with the Auditor the written disclosures and related letter from the Auditor required by Section 5751 and U.S. Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with the Auditor the independence of the Auditor as auditor of the Corporation and (4) reviewed with the Auditor its Audit Report on the Consolidated Financial Statements.

        Management is responsible for the Corporation's internal controls and the financial reporting process. Ernst & Young LLP is responsible for performing an independent audit on the Corporation's consolidated financial statements in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States) and issuing an audit report thereon. The Audit Committee's responsibility is to monitor and oversee these processes in accordance with its charter.

        Based on these reviews and discussions and a review of the Audit Report, on March 6, 2007, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited Consolidated Financial Statements in the Corporation's Annual Report, and other forms and reports required to be filed with the applicable Canadian securities commissions, the SEC and applicable stock exchanges in respect of the financial year ended December 31, 2006.

        The foregoing report is dated as of March 27, 2007 and is submitted by the Audit Committee of the Board:

John Barnett (Chairman)	Neil G. Davis	Philip K. Fricke

CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE

        The Corporate Governance and Compensation Committee was formed on September 16, 2003. It is composed of Messrs. Whiteside (Chairman), Davis and Vasilkioti, all of whom are non-management directors. Messrs. Whiteside and Davis are considered by the Board to be "independent" under the applicable provisions of National Policy 58-201 and the NYSE corporate governance standards applicable to corporate governance committees. Mr. Vasilkioti was appointed to the Board of Directors on May 2, 2006, and replaced Mr. Fricke on the Corporate Governance and Compensation Committee as of that date. Mr. Vasilkioti is not standing for reelection to the Board at the Meeting and it is anticipated that he will be replaced on the Corporate Governance and Compensation Committee by Mr. Jakszus on May 11, 2007. The Corporate Governance and Compensation Committee operates pursuant to its written charter (the full text of which is available at www.midevelopments.com), as well as the Corporation's by-laws and applicable law. The Committee meets as required to review and make recommendations to the Board on the compensation of, and material contractual matters involving, the Chairman, directors, the Chief Executive Officer and other members of senior management. In accordance with its charter, the Corporate Governance and Compensation Committee's purpose is to:

  •
  develop the Corporation's system of and overall approach to corporate governance generally, monitor compliance with applicable corporate governance requirements, assess the Board's effectiveness in governance matters and make recommendations to the Board with respect to corporate governance of the Corporation as a whole, including without limitation:
•	the stewardship of the Board in respect of management of the Corporation;
•	Board size and composition (including director nomination guidelines);
•	director remuneration; and
•	such processes and procedures as may be reasonably necessary to allow the Board to function independently of management;
  •
  generally review and make recommendations to the Board with respect to all direct and indirect compensation, benefits and perquisites (cash and non-cash) for the Chief Executive Officer and for the members of senior management other than the Chief Executive Officer;

  •
  review and make recommendations to the Board regarding incentive compensation and equity based plans generally;

  •
  administer those functions delegated to such Committee pursuant to the Stock Option Plan or any successor or replacement plan; and

  •
  generally review and make recommendations to the Board with respect to succession planning for the Chief Executive Officer and for the members of the Corporation's senior management other than the Chief Executive Officer.

        Specific responsibilities of the Corporate Governance and Compensation Committee include the review and approval of the disclosure relating to the compensation of directors and officers of the Corporation contained in this Circular (and, if applicable, in other documents prior to their distribution to the Corporation's shareholders), and preparation of the Report on Executive Compensation contained herein. See "Executive Compensation — Report on Executive Compensation" below. In addition, the Corporate Governance and Compensation Committee is responsible for periodically reviewing the mandates or written charters of all the Board committees, including its own, and recommending any amendments necessary or advisable to reflect the Corporation's system of, and overall approach to, corporate governance.

        The Corporate Governance and Compensation Committee is empowered to retain outside legal and other experts at the expense of the Corporation where reasonably required to assist and advise the Committee in carrying out the Committee's duties and responsibilities.

        The Corporate Governance and Compensation Committee met six times in 2006.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth a summary of all compensation earned during each of the 2004, 2005 and 2006 fiscal years by (i) the individuals who were, as at December 31, 2006, the Chief Executive Officer, the Chief Financial Officer and the four other most highly compensated executive officers of the Corporation on an annualized basis, including the Chairman and the Vice-Chairman of the Board and (ii) the Corporation's former Chief Financial Officer (collectively, the "Named Executive Officers").

Long-Term Compensation Awards
		Annual Compensation(2)			Awards		Payouts
Name and Principal Position(1)
	Fiscal Year	Salary ($)	Bonus(3) ($)	Other Annual Compensation $(4)	Securities Under Options/SARs Granted (#)(5)	Shares Subject to Resale Restrictions ($)	LTIP Payouts ($)	All Other Compensation

Frank Stronach Chairman of the Board	2006 2005 2004	200,000 200,000 200,000	— — —	— — —	— — —	— — —	— — —	— — —

Dennis Mills(6) Vice-Chairman of the Board	2006 2005 2004	264,550 247,920 88,186	88,183 82,640 26,817	— — —	— 100,000 MEC —	— — —	— — —	— — —

John D. Simonetti Chief Executive Officer; Director	2006 2005 2004	200,000 200,000 200,000	739,322 550,820 291,240	— — —	— — 50,000	— — —	— — —	— — —

Don Cameron(7) Chief Operating Officer	2006 2005 2004	51,538 — —	119,863 — —	— — —	100,000 — —	— — —	— — —	— — —

Robert Kunihiro(8) Executive Vice-President and Chief Financial Officer	2006 2005 2004	76,154 — —	87,615 — —	— — —	35,000 — —	— — —	— — —	— — —

Richard J. Crofts Executive Vice-President, Corporate Development, General Counsel and Secretary	2006 2005 2004	200,000 200,000 52,603	453,593 357,159 82,634	— — —	— — 50,000	— — —	— — —	— — —

Doug R. Tatters(9) Former Executive Vice-President and Chief Financial Officer	2006 2005 2004	110,000 200,000 52,603	186,308 357,159 82,634	— — —	— — 50,000	— — —	— — —	— — —

Notes:

(1)
Mr. Stronach commenced his position with the Corporation on August 29, 2003. Mr. Mills commenced his position with the Corporation on August 30, 2004. Mr. Simonetti was appointed Chief Executive Officer on August 30, 2004. Mr. Cameron was appointed Chief Operating Officer effective September 28, 2006. Mr. Kunihiro was appointed Executive Vice-President and Chief Financial Officer effective August 15, 2006. Mr. Crofts was appointed Vice-President, Corporate Development, and Assistant General Counsel on September 1, 2004 and Executive Vice-President, Corporate Development, General Counsel and Secretary on September 30, 2004. Mr. Tatters resigned from his position as Executive Vice-President and Chief Financial Officer effective July 7, 2006.

(2)
Unless indicated otherwise, all amounts for fiscal 2004, 2005 and 2006 were paid or are payable in U.S. dollars.

(3)
For Messrs. Simonetti, Cameron, Kunihiro, Crofts and Tatters, the amount included under this column represents their share of pre-tax profits of the Real Estate Business before profit sharing. In addition, the amount includes (i) in the case of Messrs. Simonetti, Crofts and Tatters, a special bonus of $66,667 that was paid to each of them in March 2006 in respect of their performance during 2005 and (ii) in the case of Messrs. Simonetti and Crofts, special bonuses of $150,000 and $100,000, respectively, that were paid in January 2007 in respect of their performance during 2006.

(4)
Perquisites and other personal benefits for each Named Executive Officer did not exceed the lesser of Cdn.$50,000 and 10% of the total of the annual salary and bonus for such Named Executive Officers.

(5)
For Messrs. Simonetti, Cameron, Kunihiro, Crofts and Tatters, these are options to acquire Class A Subordinate Voting Shares issued by the Corporation. MEC granted to Mr. Mills options to acquire shares of MEC Class A Subordinate Voting Stock.

(6)
These figures have been converted from Canadian dollars to U.S. dollars based on the average month-end foreign exchange rates. On an annualized basis, the base salary and guaranteed bonus in fiscal 2004 of Mr. Mills was Cdn.$400,000. In fiscal 2004, Mr. Mills was also paid Cdn.$55,500 by each of MID and MEC for consulting services. Given his position as Magna's Executive Vice-President, Communications, Mr. Mills also receives a salary from Magna. On March 7, 2005, MEC granted Mr. Mills options to acquire 100,000 shares of MEC Class A Subordinate Voting Stock. Such options were granted for a term of ten years ending March 6, 2015, at an exercise price of $6.85, and vested as to 20% on the date of grant with another 20% vesting on each anniversary date thereafter.

(7)
Mr. Cameron was appointed Chief Operating Officer effective September 28, 2006. On an annualized basis for 2006, Mr. Cameron's base salary would have been $200,000 and his annual bonus would have been $471,458. In 2006, one of Mr. Cameron's affiliates earned consulting fees of Cdn.$240,000 for services performed that year prior to Mr. Cameron's appointment.

(8)
Mr. Kunihiro was appointed Executive Vice-President and Chief Financial Officer effective August 15, 2006. On an annualized basis for 2006, Mr. Kunihiro's base salary would have been $200,000 and his annual bonus would have been $235,729.

(9)
Mr. Tatters resigned from his position as Executive Vice-President and Chief Financial Officer effective July 7, 2006, and all of his options have been cancelled.

Stock Option Plans, Grants and Exercises

        The Corporation originally adopted a stock option plan just prior to the completion of the spin-out transaction on August 29, 2003 whereby the Corporation became a public company. The incentive stock option plan (the "Stock Option Plan") was approved and ratified by the shareholders of the Corporation at the annual meeting of shareholders held on May 11, 2004.

        Pursuant to the terms of the Stock Option Plan, options may be granted to (i) any employee or officer of the Corporation or its subsidiaries; (ii) any director of the Corporation who is not a full-time employee of the Corporation or its subsidiaries; and (iii) any person or company engaged to provide management, consulting or other services to or for the benefit of the Corporation or its subsidiaries. The Stock Option Plan provides that the price at which Class A Subordinate Voting Shares will be issued pursuant to an option shall not be less than the closing price of such shares on the trading day immediately prior to the date of the grant as quoted on the Toronto Stock Exchange (the "TSX") (with respect to options denominated in Canadian currency) or on the NYSE (with respect to options denominated in United States currency). Options granted under the Stock Option Plan are not transferable other than by will or according to the laws of descent and distribution, and during the lifetime of a Stock Option Plan participant, options shall be exercisable only by such participant (or his or her guardian or legal representative). The Corporation does not provide any financial assistance to participants in order to facilitate the purchase of Class A Subordinate Voting Shares under the Stock Option Plan. The Corporation intends to comply with all applicable rules and regulations, including those of the TSX, in the event that amendments to the Stock Option Plan are proposed by the Board of Directors.

        For a detailed description of the terms of the Stock Option Plan adopted in 2004, please refer to Exhibit B to the Corporation's Management Information Circular/Proxy Statement furnished in connection with the annual meeting of shareholders held on May 11, 2004, which Exhibit is incorporated by reference herein and available on the Canadian Securities Administrators' System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com. The Corporation has proposed amendments to the Stock Option Plan, as described elsewhere in this Circular. For a detailed description of the proposed amendments to the Stock Option Plan, please refer to Exhibit B to this Circular.

        As at December 31, 2006, options to purchase 190,000 Class A Subordinate Voting Shares at Cdn.$31.85 per share (four year vesting period with an expiry of September 16, 2013), 100,000 Class A Subordinate Voting Shares at Cdn.$35.62 (four year vesting period with an expiry of December 21, 2014), 20,000 Class A Subordinate Voting Shares at Cdn.$39.12 (three year vesting with an expiry of January 31, 2016) and 155,000 Class A Subordinate Voting Shares at Cdn.$41.17 (four year vesting period with an expiry of October 5, 2016) were issued and unexercised under the Stock Option Plan. During fiscal 2006, 40,000 options to purchase Class A Subordinate Voting Shares were exercised (the Class A Subordinate Voting Shares issued in connection therewith represent approximately 0.08% of the outstanding Class A Subordinate Voting Shares as at December 31, 2006) and 60,000 options were cancelled. At December 31, 2006, the number of Class A Subordinate Voting Shares remaining available for future issuance under the Corporation's Stock Option Plan, excluding securities issuable upon conversion of outstanding options, was 2,185,000. Subsequent to December 31, 2006, an aggregate of 38,456 options to purchase Class A Subordinate Voting Shares were exercised.

        During fiscal 2006, Mr. Cameron was granted options to acquire 100,000 Class A Subordinate Voting Shares and Mr. Kunihiro was granted options to acquire 35,000 Class A Subordinate Voting Shares. All such options were granted for a term of ten years ending October 5, 2016, at an exercise price of Cdn.$41.17, and vested as to 20% on the date of grant with another 20% vesting on each anniversary date thereafter.

        The Named Executive Officers did not exercise any options to acquire Class A Subordinate Voting Shares of the Corporation or any of its subsidiaries during fiscal 2006. The following table provides certain information with respect to options for securities of the Corporation and MEC exercisable by the Named Executive Officers during fiscal 2006 as well as the fiscal 2006 year-end option values of all options for securities of the Corporation and its subsidiaries granted to such persons up to December 31, 2006:

Aggregate Option Exercises During the Fiscal Year Ended December 31, 2006 and 2006 Fiscal Year End Option Values(1)
			Unexercised Options at December 31, 2006		Value of Unexercised in-the-Money Options at December 31, 2006(2)(3)(4)(5)
	Securities Acquired on Exercise	Aggregate Value Realized on Exercise(4)
Name of Named Executive Officer
			Exercisable	Unexercisable	Exercisable	Unexercisable

Frank Stronach	Nil	Nil	1,000,000 MEC	Nil	Nil	Nil

Dennis Mills	Nil	Nil	40,000 MEC	60,000 MEC	Nil	Nil

John D. Simonetti	Nil	Nil	70,000	30,000	Cdn.$576,400	Cdn.$220,100

Don Cameron	Nil	Nil	20,000	80,000	Cdn.$10,600	Cdn.$42,400

Robert Kunihiro	Nil	Nil	7,000	28,000	Cdn.$3,710	Cdn.$14,840

Richard J. Crofts	Nil	Nil	30,000 20,000 MEC	20,000 Nil	Cdn.$182,400 Nil	Cdn.$121,600 Nil

Doug R. Tatters(6)	Nil	Nil	Nil	Nil	Nil	Nil

Notes:

(1)
Class A Subordinate Voting Shares are the only securities for which options have been granted under the Corporation's Stock Option Plan. In the case of MEC, these options are for shares of its Class A Subordinate Voting Stock.

(2)
The closing prices on December 29, 2006 for Class A Subordinate Voting Shares of the Corporation on the Toronto Stock Exchange ("TSX") and on the NYSE were Cdn.$41.70 and $35.70, respectively.

(3)
The closing prices on December 29, 2006 for shares of Class A Subordinate Voting Stock of MEC on the NASDAQ National Market ("NASDAQ") and the TSX were $4.51 and Cdn.$5.20, respectively.

(4)
In the case of options for MID shares, this value is calculated by multiplying (a) the difference between the closing price of the Class A Subordinate Voting Shares on the TSX on December 29, 2006 (Cdn.$41.70) and the option exercise price by (b) the number of shares of Class A Subordinate Voting Shares underlying the options.

(5)
In the case of options for MEC shares, this value is calculated by multiplying (a) the difference between the closing price of the Class A Subordinate Voting Stock of MEC on NASDAQ ($4.51) on December 29, 2006 and the option exercise price by (b) the number of shares of Class A Subordinate Voting Stock underlying the options.

(6)
Mr. Tatters resigned from his position as Executive Vice-President and Chief Financial Officer of MID effective July 7, 2006, and all of his options have been cancelled.

Defined Benefit or Actuarial Plans

        None of the executive officers, including the Named Executive Officers, participates in any defined benefit or actuarial plans provided by the Corporation.

Employment Contracts

        The Corporation entered into an employment contract with Mr. Simonetti effective August 29, 2003 and amended it effective August 30, 2004 and January 1, 2006. Each of Mr. Mills, Cameron, Kunihiro and Crofts is currently employed under an employment contract entered into effective August 23, 2004, September 22, 2006, July 11, 2006 and September 1, 2004 (as amended effective January 1, 2006), respectively. The existing employment contracts for Messrs. Simonetti, Cameron, Kunihiro and Crofts provide for the base salaries disclosed in the Summary Compensation Table and for a designated percentage of pre-tax profits before profit sharing. In addition, in 2006 one of Mr. Cameron's affiliates earned consulting fees of Cdn.$240,000 for services performed that year prior to Mr. Cameron's appointment. Each of those employment contracts provides that employment may be terminated by the Corporation either by giving twelve months' advance written notice of termination or by paying a retiring allowance equal to twelve months' base salary and profit sharing.

        As at April 1, 2007, the maximum total amount potentially payable by the Corporation pursuant to the outstanding employment contracts referred to above for severance is approximately $2.6 million in the aggregate. No notice or severance payment is required for a termination for just cause or on voluntary resignation under any of the preceding employment contracts, nor are payments required to be made in the event of a change of control of the Corporation.

Directors' Compensation

        Directors who are not officers or employees of the Corporation are paid an annual retainer fee of $40,000, a fee of $1,500 per meeting for attendance at meetings of the Board and its committees, a fee of $2,000 per day for work or travel days and a fee of $250 for written resolutions. The Chairman of the Board receives a $200,000 annual retainer fee and outside directors who serve on Committees of the Board receive an annual retainer fee of $5,000. The Lead Director receives an annual retainer fee of $25,000. The Chairman of the Special Committee receives an additional $25,000 annual retainer fee and the Chairman of each of the Audit Committee and the Corporate Governance and Compensation Committee receives an additional $15,000 annual retainer fee. The Corporation increased the compensation level effective January 1, 2005 and intends to review the form and adequacy of these compensation levels every two years relative to comparator companies in order to ascertain the appropriate level of compensation that realistically reflects the responsibilities, time commitment and risks involved in serving as a Board member.

        In recognition of past service and to more closely align the interests of non-management directors with the Corporation's shareholders, each of Messrs. Byrd, Fricke and Jakszus had options to acquire 10,000 Class A Subordinate Voting Shares granted to them in their capacities as directors of the Corporation under the Stock Option Plan during fiscal 2003. Such options were granted for a term of 10 years ending September 16, 2013, at an exercise price of Cdn.$31.85 and vested as to 20% on the date of grant (September 16, 2003) with another 20% vesting on each of September 16, 2004, 2005, 2006 and 2007. On January 31, 2006, each of Messrs. Davis and Whiteside were granted options to acquire 10,000 Class A Subordinate Voting Shares in their capacities as directors of the Corporation under the Stock Option Plan. Such options were granted for a term of 10 years ending January 31, 2016, at an exercise price of Cdn$39.12 and vested as to 40% on the date of grant and another 20% vesting on each of January 31, 2007, 2008 and 2009. On October 5, 2006, each of Messrs. Barnett and Vasilkioti were granted options to acquire 10,000 Class A Subordinate Voting Shares in their capacities as directors of the Corporation under the Stock Option Plan. Such options were granted for a term of 10 years ending October 5, 2016, at an exercise price of Cdn$41.17 and vested as to 20% on the date of grant and another 20% vesting on each of October 5, 2007, 2008, 2009 and 2010. For all such options, the exercise price equalled the TSX closing price on the trading day immediately preceding the date of grant.

        Effective November 3, 2003, the Corporation established the Non-Employee Director Share-Based Compensation Plan (the "DSP Plan"), which provides for a deferral of up to 100% of each outside director's total annual cash remuneration from the Corporation (including Board and committee retainers, meeting attendance fees, work and travel day payments and written resolution fees), at specified levels elected by each director, until such director ceases to be a director of the Corporation for any reason. The amounts deferred are reflected in notional deferred share units whose value reflects the market price of the Corporation's Class A Subordinate Voting Shares at the time that the particular payment(s) to the director would become payable. The value of a deferred share unit will appreciate or depreciate with changes in the market price of the Class A Subordinate Voting Shares of the Corporation. The DSP Plan also takes into account any dividends paid on the Class A Subordinate Voting Shares. Under the DSP Plan, when a director leaves the Board, he/she receives (within a prescribed period of time) a cash payment equal to the then value of his/her accrued deferred share units, net of withholding taxes. All directors must receive at least 50% of their Board and Committee compensation fees (excluding Special Committee fees) in deferred share units.

Report on Executive Compensation

        The Corporation's heritage as a division of Magna means that it has adopted the unique, entrepreneurial corporate culture that was created by its Chairman and founder, Mr. Frank Stronach, and that has evolved since the founding of Magna approximately four decades ago. There are several key elements of this entrepreneurial culture. First, the Corporation consistently emphasizes decentralization, which provides management with a high degree of autonomy at all levels of operation and which increases the Corporation's flexibility. Second, incentive-based compensation (such as variable profit-based bonuses and stock option grants) represents the majority of each senior manager's total compensation package. Under this variable compensation "risk and reward" philosophy, senior management has the incentive to emphasize consistent medium-term and long-term profitability in order to provide such individuals with the potential to earn higher compensation than other management in comparable positions. In contrast, during a period of downturn, management compensation may be reduced. The grant of stock options with longer-term vesting provisions to senior management and the inclusion of minimum share maintenance provisions in their employment agreements also provide additional incentives to senior management to increase the Corporation's share price and create shareholder value. These compensation philosophies enable the Corporation to maintain an entrepreneurial environment which encourages management productivity, ingenuity and innovation.

        It is the Committee's objective to enable this entrepreneurial culture to continue to flourish, and it therefore intends to continue to apply the long-established compensation philosophies of Magna, which will be essential to the Corporation's continued success and its ability to attract, retain and motivate skilled, entrepreneurial senior managers, as well as to maintain the alignment of shareholder and employee interests and create shareholder value.

        In order to achieve this objective, certain senior managers receive a remuneration package consisting of a base salary and an annual incentive bonus based on direct profit participation.

        The Committee intends to apply the following criteria in determining or reviewing recommendations for compensation for executive officers:

  Base Salaries.    Base salaries should be at levels generally below those for comparable positions within an appropriate comparator group of North American companies and are not generally increased on an annual basis. Fixed compensation costs are therefore constant in down periods, with financial rewards coming significantly from variable incentive cash compensation and long-term incentive compensation. See "Summary Compensation Table" above.

  Incentive Compensation.    The amount of direct profit participation and therefore the amount of compensation "at risk" increases with the level of performance and/or responsibility. Due to the variable nature of profit participation, if there is a down period where profits are reduced, incentive cash compensation will generally be reduced. As a result, senior management has an incentive to emphasize consistent growth in profitability over the medium to long term to ensure stable levels of annual compensation.

  Long-Term Incentives.    Minimum stock ownership is required of all direct profit participators, commencing the year following that in which the person joined the Corporation, in order to align their interests with those of shareholders and to encourage the enhancement of shareholder value.

  On the recommendation of the Committee, the Board implemented in 2003 an ongoing stock option program involving the possibility of annual grants under the Stock Option Plan to management and other eligible employees as part of total compensation. The Committee believes that, in addition to the existing mandatory stock maintenance program, such a program will assist in retaining such employees by providing them with an opportunity for capital appreciation and will further align their interests with shareholders. As a result of the implementation of this program, options may be granted on an annual basis by the Board on the recommendation of the Committee to members of management and eligible employees in respect of each fiscal year based on their individual performance and that of the Corporation during the prior fiscal year. Options for 170,000 Class A Subordinate Voting Shares were granted to two directors and various members of senior management in December 2004 in order to align their interests with shareholders. On January 31, 2006, each of Messrs. Davis and Whiteside were granted options to acquire 10,000 Class A Subordinate Voting Shares in their capacities as directors of the Corporation under the Stock Option Plan. On October 5, 2006, each of Messrs. Barnett and Vasilkioti were granted options to acquire 10,000 Class A Subordinate Voting Shares in their capacities as directors of the Corporation under the Stock Option Plan. Also on October 5, 2006, Messrs. Cameron and Kunihiro were granted options to acquire 100,000 and 35,000 Class A Subordinate Voting Shares, respectively.

  Written Employment Contracts.    The Corporation generally utilizes written employment contracts with its executive officers to reflect the terms of their employment, including compensation, severance, stock maintenance, confidentiality, non-solicitation and non-competition arrangements. Prior to the renewal and/or material amendment of each such contract, the Committee reviews the executive officer's compensation in the context of the Corporation's historical compensation philosophies and policies and such officer's individual performance and relevant comparators, with the objective of ensuring that such compensation is commensurate with the Corporation's performance and is significantly "at risk" and incentive-based. As part of its review policy, the Committee may choose to conduct reviews of total compensation with the assistance of external compensation consultants retained by the Committee using compensation for a comparator group of North American companies as well as its own compensation criteria and overall approach to ensure the continued competitiveness of the Corporation's total compensation and effectiveness in achieving its compensation objectives.

        The Corporation believes that its competitive financial rewards for executive officers, which are significantly contingent on the continued profitability of the Corporation, position the Corporation for strong profitable growth, a strong balance sheet and long-term growth in shareholder value.

        The Committee annually reviews the Chief Executive Officer's (the "CEO") base salary, incentive bonus and long-term incentives. The CEO's base salary, incentive bonus and awards under the Stock Option Plan are set on the same basis as other senior managers described above. The 2006 compensation of Mr. Simonetti was determined in accordance with the foregoing and approved by the Committee and all other members of the Board on the recommendation of the Committee.

        The foregoing report is submitted by the Corporate Governance and Compensation Committee of the Board:

Judson D. Whiteside (Chairman)	Neil G. Davis	Frank Vasilkioti

SHAREHOLDER PERFORMANCE REVIEW GRAPH

        The following graph compares the total cumulative shareholders' return (including dividends) until December 31, 2006 for Cdn.$100 invested in Class A Subordinate Voting Shares and Class B Shares on August 20, 2003 (being the date that these shares of the Corporation commenced trading on a "when, as and if issued" basis) with the cumulative return of the S&P/TSX Total Return Composite Index.

Cumulative Total Returns

Value of Cdn.$100 Invested on August 20, 2003

Fiscal Period End	August 20, 2003	December 31, 2003	December 31, 2004	December 31, 2005	December 31, 2006

MID Class A (Cdn.$)	$100.00	$134.51	$134.51	$149.55	$155.60

MID Class B (Cdn.$)	$100.00	$142.45	$138.91	$150.98	$154.75

S&P/TSX Composite (Cdn.$)	$100.00	$109.74	$123.44	$150.48	$172.32

        The total cumulative shareholders' return from August 20, 2003 to December 31, 2006 for Cdn.$100 invested in the Class A Subordinate Voting Shares was Cdn.$155.60 and in the Class B Shares was Cdn.$154.75, in each case compared to Cdn.$172.32 for the S&P/TSX Total Return Composite Index over the same period.

EQUITY COMPENSATION PLANS

        The following table provides information on the Corporation's stock-based compensation plans under which equity securities of the Corporation are authorized for issuance as at December 31, 2006. The Corporation does not have equity compensation plans that have not been approved by its shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders (Stock Option Plan)	465,000 (1.0% of the currently outstanding Class A Subordinate Voting Shares)	Cdn.$36.08	2,185,000 (4.6% of the currently outstanding Class A Subordinate Voting Shares)

        Pursuant to the terms of the Stock Option Plan, the number of Class A Subordinate Voting Shares reserved for issuance to any one person pursuant to options shall not exceed 5% of the total issued and outstanding "participating shares" of the Corporation on a non-diluted basis. "Participating shares" refers to all classes of securities of the Corporation that carry a residual right to participate in the earnings of the Corporation and in its assets upon liquidation or winding-up, but does not include a class of securities that only carries such residual right if converted into or otherwise used to acquire another security. Furthermore, the Stock Option Plan provides that (i) the number of Class A Subordinate Voting Shares reserved for issuance pursuant to options granted to insiders may not exceed 10% of the Corporation's then outstanding issue; (ii) the number of Class A Subordinate Voting Shares issuable to insiders, within a one-year period, may not exceed 10% of the Corporation's then outstanding issue and (iii) the number of Class A Subordinate Voting Shares issuable to any one insider and such insider's associates, within a one-year period, may not exceed 5% of the Corporation's then outstanding issue.

        For a detailed description of the terms of the Stock Option Plan, please refer to Exhibit B to the Corporation's Management Information Circular/Proxy Statement furnished in connection with the annual meeting of shareholders held on May 11, 2004, which Exhibit is incorporated by reference herein and available on SEDAR at www.sedar.com. The Corporation has proposed amendments to the Stock Option Plan, as described elsewhere in this Circular. For a detailed description of the proposed amendments to the Stock Option Plan, please refer to Exhibit B to this Circular.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

        As at April 1, 2007, none of the directors or executive officers of the Corporation or their respective associates were indebted to the Corporation or its subsidiaries in connection with the purchase of the Corporation's securities or securities of the Corporation's subsidiaries, excluding routine indebtedness and indebtedness that has been entirely repaid. There was no indebtedness as at April 1, 2007 to the Corporation and its subsidiaries, excluding routine indebtedness, owing by present or former executive officers, directors or employees of the Corporation and its subsidiaries, nor was any indebtedness of any such person the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding by the Corporation or its affiliates, except for routine indebtedness.

INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Control of the Corporation and MEC

        As of April 1, 2007, the Stronach Trust beneficially owns approximately 66.4% of the Corporation's outstanding Class B Shares, and as such is able to elect all of the Corporation's directors. Therefore, the Stronach Trust may be able to cause the Corporation to effect certain corporate transactions without the consent of MID's other shareholders and to control the amount and the timing of dividends, subject in each case to applicable laws regarding related party transactions and the protection of minority shareholders, the fiduciary duties of MID's directors to act in the Corporation's best interests and MID's internal governance procedures. In addition, the Stronach Trust is able to cause or prevent a change in control of MID. The Stronach Trust also controls Magna through the right to direct votes attaching to Class B Shares of Magna that carry a majority of the votes attaching to the outstanding voting shares of Magna. Mr. Frank Stronach, MID's Chairman and the Chairman of Magna, and three other members of his family are the trustees of the Stronach Trust, and are also members of the class of potential beneficiaries of the Stronach Trust. Accordingly, Mr. Stronach may be deemed to beneficially own the shares owned by the Stronach Trust, although he disclaims beneficial ownership for all purposes other than for U.S. securities law purposes.

        As of April 1, 2007 the Corporation holds an approximate 58% equity and 96% voting interest in MEC and as such is deemed to control MEC and is able to elect all of MEC's directors. Therefore, the Corporation is able to cause MEC to effect certain corporate transactions without the consent of MEC's minority stockholders, subject to applicable law and the fiduciary duties of MEC's directors and officers. In addition, the Corporation is able to cause or prevent a change in control of MEC. Mr. Stronach is the founder and Chairman of MEC.

        Virtually all of the Corporation's real estate business revenue is obtained from Magna and its subsidiaries pursuant to the Corporation's leases with such entities, including substantially all of the Corporation's existing leases and certain services agreements. The Corporation expects to enter into additional leases and agreements with Magna and its subsidiaries from time to time in the future, the terms of which will be determined by negotiations at such time and, in the case of material agreements, will be subject to approval by a special committee comprised of independent members of MID's Board of Directors. There can be no assurance that transactions between MID and Magna have been or will be on the same terms as would be negotiated between arm's length parties. Subject to certain exceptions, rules of applicable Canadian securities regulatory authorities require issuers involved in a "related party transaction" to obtain an independent valuation and the approval of the transaction by a majority of minority shareholders. The Corporation intends to comply with these and any other applicable regulatory requirements.

        For further information on related party transactions, please refer to notes 22 and 25 to our consolidated financial statements for the year ended December 31, 2006, which notes are hereby incorporated by reference. Our consolidated financial statements for the year ended December 31, 2006 and the notes thereto are available on SEDAR at www.sedar.com.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

        The Corporation has adopted certain structures and procedures to ensure that effective corporate governance practices are followed and that the Board functions independently of management. The following describes the Corporation's approach to corporate governance.

Applicable Governance Requirements and Guidelines

        The Corporation is subject to a number of legislative and regulatory corporate governance requirements and guidelines, including those of the TSX, the Canadian Securities Administrators, the Ontario Securities Commission, the NYSE and the SEC. In recent years, these legislative and regulatory bodies have proposed and, in many cases, implemented a number of new or modified rules and regulations in the area of corporate governance. These include the new Corporate Governance Listing Standards of the NYSE, the Sarbanes-Oxley Act of 2002, and the replacement of the TSX Guidelines with the guidelines contained in National Policy 58-201.

        Since the spin-out of the Corporation as a public company on August 29, 2003, management of the Corporation and the Corporate Governance and Compensation Committee have been engaged in an ongoing review of these initiatives and made various recommendations to the Board. The Board has continually monitored the corporate governance requirements applicable to the Corporation and has implemented the recommendations of the Corporate Governance and Compensation Committee, including the adoption of a Board Charter, an Audit Committee Charter, a Corporate Governance and Compensation Committee Charter, a Corporate Disclosure Policy, a Code of Conduct and Ethics, Director Nomination Guidelines, a Political Contributions Policy and a Board and Committee self-evaluation process. In addition, the Corporation has put in place policies and procedures relating to the pre-approval by the Audit Committee of all audit and permitted non-audit services by the external independent Auditor, the hiring of former employees of the external independent Auditor, the internal reporting by employees and outside third parties of accounting and auditing concerns, and the up-the-ladder reporting by attorneys working for the Corporation of potential wrongdoing by the Corporation or its directors or employees. Many of these policies are posted on the Corporation's website, www.midevelopments.com. In addition, the Corporation's website contains information on the Corporation's compliance with the NYSE corporate governance standards. The Corporate Governance and Compensation Committee, the Corporation's management and the Board will continue to monitor all corporate governance developments and initiatives with a view to making the necessary and appropriate changes to the Corporation's corporate governance structures and procedures as required from time to time.

National Policy 58-201 Guidelines

        The following is a statement of the Corporation's existing corporate governance practices with specific reference to the guidelines contained in National Policy 58-201 and the disclosure required by National Instrument 58-101 — Disclosure of Corporate Governance Practices ("National Instrument 58-101").

Board of Directors

        It is the policy of the Corporation that the majority of its Board members be "independent" directors (as defined in National Policy 58-201 and National Instrument 58-101, as well as in the NYSE corporate governance standards applicable to boards of directors), as determined by the Board. The Board has considered the circumstances of each of its current members and has concluded that six of such members (Messrs. Barnett, Byrd, Davis, Fricke, Jakszus and Whiteside) are "independent" based on the applicable tests. In reaching this conclusion, the Board determined that each of Messrs. Barnett, Byrd, Davis, Fricke, Jakszus and Whiteside are free from any direct or indirect material relationship — being a relationship which could reasonably interfere with the director's independent judgment — with the Corporation.

        As part of its review of the independence of its members, the Board considered the fact that Mr. Whiteside is a senior partner and serves as Chairman and Chief Executive Officer of Miller Thomson LLP, a law firm that periodically provides real estate related legal services to the Corporation and certain of its affiliates, as well as general legal services to our Chairman and certain of his associates, although Mr. Whiteside has not been personally involved in the provision of any such services and the fees have not been material to Miller Thomson LLP. The Board also considered the fact that Mr. Byrd and his wife have in the past provided real estate related services to Mr. Stronach and his associates, although Mr. Byrd and his wife have only participated in one such transaction in the period following the spin-off of MID from Magna and the fees paid in connection with such transaction were not material to any of the parties involved. Based on the totality of the circumstances, the Board determined that each of Messrs. Byrd and Whiteside is free from any interest that could reasonably interfere with his ability to act independently.

        The other four current Board members, Messrs. Mills, Simonetti, Stronach and Vasilkioti, are not independent: Mr. Mills is a member of management of the Corporation, a director of MEC, a member of the MEC Executive Management Committee and Magna's Executive Vice-President, Communications; Mr. Simonetti is the Chief Executive Officer of MID; Mr. Stronach is an officer of the Corporation, an officer and director of Magna, a director of MEC, a member of the MEC Executive Management Committee and a trustee of and potential beneficiary of, and therefore related to, the Corporation's controlling shareholder, the Stronach Trust; and Mr. Vasilkioti has existing business relationships with the Corporation and certain of its affiliates. Mr. Vasilkioti is not standing for reelection to the Board at the Meeting.

        The following current directors of the Corporation also currently serve on the board of directors of other reporting issuers: Mr. Barnett (Rothmans Inc.), Mr. Fricke (Local.com), Mr. Mills (MEC) and Mr. Stronach (Magna and MEC).

        The Board is committed to facilitating open and candid discussion among its independent directors. The Board's charter provides that the independent directors shall have the opportunity to hold sessions without related directors and management present at least quarterly and shall hold sessions without related directors and management present at least annually. It is currently the Board's practice to schedule and hold a meeting of independent directors in conjunction with each regularly scheduled quarterly meeting of the full Board, with each such meeting chaired by the Lead Director or, in his absence, an independent director chosen by a majority of the independent members in attendance. In 2006, the independent directors held at least four scheduled meetings at which non-independent directors and members of management were not present. In addition, at each Board meeting held in 2006, it was open to the independent members to request an in camera session. Moreover, the Corporation believes that its current Board size facilitates direct and immediate communication among independent directors (and between such directors and the full Board and management) and permits the direct involvement by individual Board members in specific matters where their personal inclination or experience will assist the Board and management in dealing with a specific issue.

        As noted above, Mr. Stronach, the Chairman of the Board, is not an independent director. On August 30, 2004, Mr. Young, an independent director, was appointed as the "Lead Director" of the Corporation. Upon Mr. Young's retirement from the Board on May 2, 2006, Mr. Barnett, who satisfies the applicable standards of independence, was appointed as the Lead Director. The Lead Director is responsible for ensuring that the Board functions independently of management. In addition, the responsibilities of the Corporation's Corporate Governance and Compensation Committee (all of the current members of which are non-management and a majority of the current members of which are independent) include assisting in ensuring that the Board functions independently of management and representing the Board in discussions with senior management on corporate governance issues.

        As noted above, the Board held a total of 20 meetings in 2006. The attendance record of each director (based on the number of meetings that person was eligible to attend) is as follows: Mr. Barnett (14/16), Mr. Byrd (20/20), Mr. Davis (19/20), Mr. Fricke (19/20), Mr. Jakszus (20/20), Mr. Mills (19/20), Mr. Simonetti (18/20), Mr. Stronach (10/20), Mr. Vasilkioti (16/16) and Mr. Whiteside (19/20). Given that many of the Board meetings that took place during 2006 involved discussion or deliberation on matters relating to MEC, which matters can give rise to a potential conflict for Mr. Stronach, he chose not to attend certain of those meetings.

        Persons who wish to communicate concerns relating to the Corporation with the Board (as a whole or, in particular, with the independent directors) should address all related correspondence to the Corporation's Secretary at the principal executive offices of the Corporation set out in this Circular.

Board Mandate

        In general, the Board is responsible for the stewardship of the Corporation and the establishment of the Corporation's strategic direction. The Board oversees the business and affairs of the Corporation and the day to day conduct of business by executive management, establishes and approves overall corporate policies as required and involves itself jointly with management in ensuring the creation of shareholder value and the preservation and protection of the Corporation's assets.

        The Board operates pursuant to its written charter, as well as the Corporation's by-laws and applicable law. The full text of the Board Charter is posted on the Corporation's website, www.midevelopments.com, and is attached as Exhibit C hereto.

        The Board acts through regularly scheduled Board meetings, which are held on a quarterly basis, with additional meetings scheduled when required. In addition, a separate strategic planning meeting is held each year and there is continued communication between senior management and Board members between meetings both on an informal basis and through Committee meetings. During fiscal 2006, there were 20 meetings of the Board.

Position Descriptions

        The Board currently has no formal position descriptions for the Chairman of the Board or the Chairman of each Board committee. However, the Board and each committee have a written charter outlining that body's mandate and responsibilities. These charters establish the framework within which the Chairman of the Board and the Chairman of each Board committee are to operate and, by specifying the duties of each particular body, provide direction as to the role of the Chairman in ensuring that the Board or committee effectively carries out its functions. In addition, the Board has not developed a formal position description for the CEO or specific written objectives that the CEO is responsible for meeting. However, the Board's charter provides that the Board shall determine, in consultation with the CEO, the responsibilities of the CEO as well as those goals and objectives that the CEO is responsible for meeting. To this end, there are regular discussions between the Board and the Corporate Governance and Compensation Committee with respect to their expectations of the CEO and their evaluation of the performance of the CEO and senior management in achieving the Corporation's strategic objectives. The Corporate Governance and Compensation Committee also considers the performance of the CEO in reviewing any changes to the CEO's employment terms and compensation and generally reviews the performance of all senior managers, including the CEO, during each fiscal year. See "Executive Compensation — Report on Executive Compensation" above.

Orientation and Continuing Education

        The Corporation ensures that new Board recruits are provided with a basic understanding of the Corporation's business to assist them in contributing effectively to the Board. This is accomplished principally through the provision of an orientation manual as well as the opportunity for each new member to meet with senior management and operational personnel. Following their election or appointment to the Board, Board members routinely engage in discussions with the Corporation's senior management and are periodically provided with copies of publications on a wide variety of subjects that are of relevance to corporate directors. The Corporation also invites law firms, accountants and other professionals to make informational presentations to the Board and encourages members of its Board to attend educational sessions, with the Corporation paying the cost of such sessions.

Ethical Business Conduct

        The Board has adopted a Code of Conduct and Ethics that applies to all employees, including officers and directors. A copy of the Code is posted on the Corporation's website (www.midevelopments.com) and will be sent free of charge to any person upon request in writing addressed to the Secretary at the Corporation's principal executive offices set out in this Circular. The Corporate Governance and Compensation Committee is charged with the responsibility of monitoring the operation and effectiveness of the Code and overseeing the investigation of any alleged breach thereof. Waivers of the Code may be granted in limited circumstances to directors and officers by the Corporate Governance and Compensation Committee (or to employees by the General Counsel) and any such waivers granted will be publicly disclosed in accordance with applicable law, rules and regulations.

        In order to ensure compliance with the Code, employees of the Corporation who become aware of a violation are encouraged to report such violation (anonymously, if desired) through the Corporation's procedures for internal reporting of activities of concern. The Corporation has committed that employees will not be penalized, discharged, demoted, suspended or discriminated against for reporting in good faith any violation of the Code. The Board believes that the availability of these "whistleblower" procedures, as well as the relatively small size of the Corporation, facilitate the Corporate Governance and Compensation Committee's ability to effectively supervise compliance with the Code's provisions.

        The Board has also adopted an Insider Reporting and Trading Policy to establish a standard with respect to the purchase and sale of the Corporation's securities with which all officers, directors and employees of the Corporation and its subsidiaries are expected to comply. In addition, the Board has adopted a Corporate Disclosure Policy to ensure that all communications of the Corporation's information are timely, factual, accurate and in compliance with the applicable regulatory and legal requirements of the various securities commissions and stock exchanges to which the Corporation is subject from time to time.

        The Corporation is committed to ensuring that each time the Board acts, each director who casts a vote is free from any material interest in the transaction, as well as any existing or potential material conflict of interest with the Corporation or its subsidiaries, affiliates or controlling shareholder. As noted previously, the Board has created the Special Committee, composed entirely of directors who are independent of the Corporation's management, MEC, Magna and the controlling shareholder, to review and make recommendations on material related party transactions. When such a related party transaction — and, in fact, when any transaction — is voted on by the Board (a majority of the members of which are independent), the Corporation adheres to the requirements of the Business Corporations Act (Ontario) that a director or officer of the Corporation who (a) is a party to a material contract or transaction or proposed material contract or transaction with the Corporation, or (b) is a director or an officer of, or has a material interest in, any person who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation, shall disclose in writing to the Board or request to have entered in the Board minutes the nature and extent of his or her interest, and, subject to certain exceptions, shall not vote on any resolution to approve the contract or transaction. For example, in the context of material transactions between the Corporation and MEC, each of Messrs. Stronach and Mills has declared that he is a director of MEC, has requested that his interest in the matter be entered into the minutes of the meeting, and has abstained from the applicable vote. In this way, the Board ensures that its directors act with a view to the best interests of the Corporation and are not affected by any relationship that could materially interfere with their ability to exercise independent judgment.

Nomination of Directors

        While the Corporation has not established a separate nominating committee, the Corporation believes that the nomination of directors can be effectively dealt with by (1) the Board (and, in particular, its non-management directors) due to its relatively small size, and (2) the Corporate Governance and Compensation Committee, which is currently comprised entirely of non-management directors and a majority of independent directors. The charter of the Board allows the Board to delegate to the Corporate Governance and Compensation Committee the responsibility of considering and making recommendations to the Board with respect to the size of the Board and provides that the Board will rely upon that committee to assist in identifying potential nominees to the Board. The Corporate Governance and Compensation Committee's charter, in turn, provides that the committee is responsible for making recommendations to the Board with respect to corporate governance of the Corporation as a whole, including with respect to the role, size, composition, competencies, skills and structure of the Board and its committees. In order to assist with the fulfillment of its responsibilities and to facilitate an objective nomination process, the Corporate Governance and Compensation Committee has adopted director nomination guidelines in relation to the identification, consideration, assessment and nomination of candidates for the Board. The guidelines provide that the Committee will:

  •
  seek potential Board nominees through a variety of sources;

  •
  assess candidates through the use of interviewing and referencing procedures that the Committee believes to be proper and appropriate (subject to the requirement that all potential candidates meet in person or by teleconference with the Chairman of the Committee as part of the evaluation process);

  •
  consider those factors that are deemed relevant for assessing potential candidates, including the competencies and skills that the current directors possess and that the Board, as a whole, should possess, and the areas of qualification and expertise that would best enhance the composition of the Board;

  •
  be guided by the provisions in the Board's charter that the Board shall consist of directors who represent a diversity of personal experience and background, particularly among the outside director, and that at a minimum, each director shall have demonstrated the highest personal and professional integrity, significant achievement in his or her field, experience and expertise relevant to the Corporation's business, a reputation for sound and mature business judgment, the commitment to devote the necessary time and effort in order to conduct his or her duties effectively, and, where required, financial literacy; and

  •
  recommend to the full Board for consideration those candidates that it has determined would be valuable additions to the Board.

Compensation

        As previously noted, the Corporation has established a Corporate Governance and Compensation Committee, which is currently comprised entirely of non-management directors and a majority of independent directors. The Corporate Governance and Compensation Committee's charter provides that the committee will be responsible for reviewing and making recommendations to the Board with respect to (i) all direct and indirect compensation, benefits and perquisites (cash and non-cash) for the CEO and for the members of senior management other than the CEO and (ii) incentive compensation and equity based plans generally. For information on the general responsibilities, powers and operation of the Corporate Governance and Compensation Committee, please see the section above entitled "Corporate Governance and Compensation Committee". In addition, please see the sections above entitled "Executive Compensation — Directors' Compensation" and "Executive Compensation — Report on Executive Compensation" for information relating to the remuneration of directors and executive officers.

        Through their review of all officer appointments, the Board and the Corporate Governance and Compensation Committee are involved in management succession and staffing planning issues. The Corporation's management reviews management succession and development with the Corporate Governance and Compensation Committee as part of the annual Board planning session and thereafter as required. While the responsibility for direct training has traditionally been left to senior management, the Board satisfies itself that the necessary levels of integrity, skill and experience exist when reviewing and making officer and senior management appointments.

Other Board Committees

        In addition to the Audit Committee and the Corporate Governance and Compensation Committee, the Board has established a Special Committee of Independent Directors. All of the members of the Special Committee are "independent" of MID management under the applicable Canadian and United States corporate governance guidelines and standards. The Board has also determined that the Special Committee members are independent of MEC, Magna and the Corporation's controlling shareholder. The Special Committee is mandated to review and make recommendations on material related party transactions (and policies concerning material related party transactions), including those with Magna and its subsidiaries and those with the Corporation's subsidiary, MEC. In relation to a specific transaction or project, the Special Committee operates pursuant to an authorizing resolution of the Board that expressly sets out the Committee's responsibilities. As with all other Board committees, the Special Committee is empowered to engage outside advisors at the Corporation's expense where reasonably required in the course of its duties, and has from time to time retained outside legal and financial advisors to assist with its responsibilities.

Assessments

        The Corporation's Corporate Governance and Compensation Committee is charged with the responsibility of annually assessing and overseeing the evaluation of the effectiveness of the Board and its committees. In carrying out this function, the Corporate Governance and Compensation Committee receives from directors completed Effectiveness Questionnaires evaluating the Board as a whole and its committees, and considers the answers and comments in the Questionnaires when reporting to the Board on its findings as to the role, size, composition, competencies, skills and structure of the Board and its committees. The Questionnaires, which are distributed at the start of each year, solicit information on Board and committee priorities, responsibilities, operations and effectiveness, as well as on directors' individual contributions. The Corporate Governance and Compensation Committee views the Questionnaires as an important component of the process it undertakes to assess the performance of individual directors and the overall board and to determine what recommendations, if any, to make to the Board as to suggested improvements to the Board or committee structures or processes.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

        During fiscal 2006, the Corporation purchased an insurance policy, that provided, among other coverages, for executive liability of up to $100 million (per occurrence and in the aggregate for all claims made during the policy year) for officers and directors of the Corporation and its subsidiaries, subject to a $1 million deductible for executive indemnification. MEC was included in this coverage up to $65 million, and $35 million in excess of $65 million was provided for MID only. The premium payable in respect of the policy year January 1, 2006 to March 31, 2007 for the executive indemnification portion of this insurance policy was $1,972,844, of which MID's portion was $954,704.

AMENDMENTS TO INCENTIVE STOCK OPTION PLAN

        At the Meeting, shareholders will be asked to consider and, if thought advisable, approve a resolution authorizing amendments to the Stock Option Plan to:

  (a)
  extend the expiry date of any option outstanding under the Stock Option Plan (an "Option") in the event the Option would otherwise expire during or within 10 Business Days (as defined below) following the period in which trading of securities of the Corporation by the Option holder is restricted pursuant to the Corporation's written policies (such as its Insider Trading and Reporting Policy), to the date that is the 10th Business Day following the date of expiry of such period (the "Blackout Period");

  (b)
  specify the types of amendments to the provisions of either the Stock Option Plan or outstanding Options granted thereunder that do not require shareholder approval; and

  (c)
  make certain other minor ancillary amendments.

Extension of Option Term which Expires During a Blackout Period

        Under the current terms of the Corporation's Insider Trading and Reporting Policy, directors, officers and certain employees of the Corporation, among others, are prohibited from trading in securities of the Corporation during "trading blackouts", which arise both on a regularly scheduled basis to correspond with the preparation and release of financial results or at the discretion of the Corporation's senior management as a result of the existence of material nonpublic information within the Corporation.

        Pursuant to a TSX Staff Notice issued on June 6, 2006 (the "TSX Notice"), TSX Staff have recognized the appropriateness of such trading blackouts by public companies, as well as the issue arising in the event that an option or other share compensation arrangement expires while the holder is subject to such a trading blackout or shortly thereafter. In the TSX Notice, TSX Staff have indicated that the TSX is prepared, subject to shareholder approval, to permit amendments to option plans and other share compensation arrangements that extend those arrangements if they, or options or securities issued thereunder, would otherwise expire during or shortly after a trading blackout. The Corporation believes that an amendment to its Stock Option Plan and outstanding Options that would provide for an extension of Options in such circumstances is appropriate, as it will enable an Option holder to exercise his or her Options after material information known to the Option holder has been disclosed to the public, thereby avoiding an inappropriate and unintended loss of the benefit of the Option as a result of the trading blackout.

        Accordingly, the Corporation has proposed amendments to the Stock Option Plan to add the following text to Section 5(a) of the Stock Option Plan to allow the extension of the expiry date of any Option outstanding under the Stock Option Plan that expired during or within 10 Business Days following a trading blackout to the 10th Business Day following the expiry of the trading blackout:

    "Notwithstanding the foregoing, if the Option Term of an Option held by any Participant would otherwise expire during, or within 10 Business Days (as defined below) of the expiration of, a Blackout Period (as defined below) applicable to such Participant, then such Option Term shall be extended to the close of business on the 10th Business Day following the expiration of the Blackout Period."

        In addition, in relation to this change, it is proposed that the Stock Option Plan be amended to add as new definitions the following definitions of "Blackout Period" and "Business Day":

    "Blackout Period" means, with respect to any Participant, a period when such Participant is prohibited from trading in the Corporation's securities pursuant to the Corporation's written policies then applicable.

    "Business Day" means any day other than a Saturday or Sunday on which the Toronto Stock Exchange is open for trading.

Amendment Procedure for the Stock Option Plan

        In the TSX Notice, TSX Staff have recommended that issuers amend their option plans and other share compensation arrangements to specify the type of amendments to those plans and arrangements and any securities granted thereunder that do not require shareholder approval in order to be effective. Accordingly, the Corporation has proposed an amendment to the Stock Option Plan that replaces the existing general amendment provision in Section 9 of the Stock Option Plan with a new provision that specifies the types of amendments to the Stock Option Plan or any outstanding Option that can be made by the Board of Directors without shareholder approval. Under the proposed new amendment provision, shareholder approval would be required for the following changes to the Stock Option Plan or Options granted under it:

  (a)
  increasing the number of Shares issuable under the Stock Option Plan;

  (b)
  increasing the maximum number of Shares issuable under the Stock Option Plan to insiders;

  (c)
  making any amendment that would reduce the exercise price of an outstanding Option (including a cancellation and reissue of an Option constituting a reduction of the exercise price of an Option);

  (d)
  extending the term of an Option beyond its original expiry date;

  (e)
  expanding the categories of individuals eligible to participate in the Stock Option Plan;

  (f)
  allowing security based payments granted under the Stock Option Plan to be transferable or assignable other than for ordinary estate settlement purposes; and

  (g)
  amending the general amendment provision of the Stock Option Plan,

unless the change results from the application of the anti-dilution provisions of the Stock Option Plan.

        Subject to any shareholder approval required for the specific amendments described above and any requisite regulatory approvals, the Board may, at any time and for any reason, amend, revise, suspend or discontinue the Stock Option Plan or amend an Option granted to a participant in the Stock Option Plan (provided that such participant's consent to such action shall be required unless the Board determines that the action would not materially and adversely affect the rights of such participant), in its sole discretion and without having to obtain shareholder approval. Without limiting the scope of the foregoing, the Board may make the following without shareholder approval:

  (a)
  amendments of a "housekeeping" or clerical nature, as well as any amendment clarifying any provision of the Stock Option Plan;

  (b)
  amendments to the eligibility criteria and limits for participation in the Stock Option Plan;

  (c)
  changes to the vesting provisions of an Option or of the Stock Option Plan;

  (d)
  changes to the termination provisions of an Option or of the Stock Option Plan, provided the changes do not entail an extension beyond an Option's original expiry date;

  (e)
  additions and amendments to or deletions from the Stock Option Plan in order to comply with legislation governing the Stock Option Plan or the requirements of a regulatory body or stock exchange; and

  (f)
  amendments to the provisions relating to the administration of the Stock Option Plan.

Approval Required for Proposed Stock Option Plan Amendments

        The resolution respecting the proposed amendments to the Stock Option Plan (the "Stock Option Plan Resolution") must be approved by a majority of the votes cast by the holders of Class A Subordinate Voting Shares and Class B Shares present or represented by proxy at the Meeting. The full text of the Stock Option Plan Resolution is attached to the Circular as Exhibit A. The Stock Option Plan, marked to show the proposed changes, is attached to this information circular as Exhibit B.

        The Board of Directors recommends a vote "FOR" the proposed amendments to the Stock Option Plan described above and referred to in the Stock Option Plan Resolution.

OTHER MATTERS

        Management is not aware of any amendments or variations to matters identified in the Notice or of any other matters that are to be presented for action to the Meeting other than those described in the Notice.

        Information stated in this Circular is dated as at April 1, 2007 except where otherwise indicated. The contents and the mailing of this Circular have been approved by the Board.

        The Corporation is required to file an Annual Information Form with Canadian securities regulatory authorities and an annual report on Form 40-F with the SEC. A copy of the most recent Annual Information Form, this Circular and the Corporation's Annual Report (containing consolidated financial statements of the Corporation and Management's Discussion and Analysis of Results of Operations and Financial Condition for the year ended December 31, 2006) are available on the Corporation's website at www.midevelopments.com and will be sent to any person upon request in writing addressed to the Secretary at the Corporation's principal executive offices set out in this Circular. Such copies will be sent to any shareholder without charge. The annual report on Form 40-F for the year ended December 31, 2006 is available at the SEC's website, www.sec.gov, and will be sent to any person upon such a request in writing.

        Additional information relating to the Corporation is available on SEDAR at www.sedar.com and financial information relating to the Corporation is provided in the Corporation's consolidated financial statements and Management's Discussion and Analysis of Results of Operation and Financial Condition for the year ended December 31, 2006.

John D. Simonetti	Richard J. Crofts
Chief Executive Officer	Executive Vice-President, Corporate Development, General Counsel and Secretary

EXHIBIT A

STOCK OPTION PLAN RESOLUTION

1.
The amendments to the Corporation's Stock Option Plan (the "Amendments") as proposed at the Meeting and as set forth in Exhibit B to the Management Information Circular/Proxy Statement dated April 2, 2007 are hereby approved, subject to the approval of the Toronto Stock Exchange.

2.
Any two officers of the Corporation be and are hereby authorized to sign any and all documents and take any and all measures necessary or advisable in order to give full force and effect to the foregoing resolution and the Amendments.

A-1

EXHIBIT B

PROPOSED AMENDED INCENTIVE STOCK OPTION PLAN

1.     Purpose:

        The purpose of this Incentive Stock Option Plan (this "Plan") is to advance the interests of MI Developments Inc. (the "Corporation") and its subsidiaries by (a) motivating and rewarding Eligible Persons (as defined in section 4 below) in relation to the long-term performance and growth of the Corporation and the total return to shareholders, and (b) attracting and retaining key employees, officers, directors and Consultants (as defined in section 4 below).

2.     Administration:

        Except as provided below, this Plan will be administered by the Corporate Governance and Compensation Committee of the Corporation (the "Committee") composed of three or more members of the Board of Directors of the Corporation (the "Board"). The Committee will administer this Plan in its sole and absolute discretion, subject only to the terms hereof. The Board will administer this Plan in its sole and absolute discretion with respect to Options granted to Outside Directors (as defined in Section 4 below), subject only to the terms hereof. The Committee (or the Board, as applicable) shall have the power to interpret the provisions of this Plan and to make regulations and formulate administrative provisions for its implementation, and to make such changes in the regulations and administrative provisions as, from time to time, the Committee (or the Board, as applicable) deems proper and in the best interests of the Corporation. All actions of the Committee (or the Board, as applicable) shall be final and binding upon Participants (as defined in section 4 below) under this Plan.

3.     Shares:

        The shares subject to the options and other provisions of this Plan shall be authorized and unissued Class A Subordinate Voting Shares of the Corporation (the "Shares"). The aggregate number of Shares reserved to be issued under this Plan is limited as follows:

  (a)
  subject to adjustment pursuant to section 7 below, the aggregate number of Shares issuable under this Plan shall not exceed 2,850,000 Shares; and

  (b)
  the number of Shares reserved for issuance to any one person pursuant to options (whether granted under this Plan or otherwise) shall not exceed 5% of the total issued and outstanding "participating shares" of the Corporation on a non-diluted basis.

        For purposes of this Plan, "participating shares" means all classes of securities of the Corporation that carry a residual right to participate in the earnings of the Corporation and in its assets upon liquidation or winding-up, but does not include a class of securities that only carries such residual right if converted into or otherwise used to acquire another security.

        Subject to the limitation described below, if all or part of an option granted under the Plan (an "Option") expires for any reason or is terminated, surrendered or cancelled without in each case being exercised in full, the number of Shares that would have been issuable upon the exercise of such Option shall continue to be available for grant under the Plan. Shares represented by an unexercised Option surrendered upon exercise of stock appreciation rights but not Shares issued in payment of any such rights, shall be deducted from the aggregate referred to in subsection (a) above.

        Subject to the maximum limits described in subsections (a) and (b) above and to the restrictions set out below, the Board shall reserve the number of Shares required to honour Options granted from time to time pursuant to this Plan, and shall reserve from time to time additional Shares, if any, to ensure that a sufficient number of Shares are available for purchase under Options granted in the future.

        Notwithstanding the foregoing:

  (i)
  the number of Shares reserved for issuance pursuant to Options granted to insiders under this Plan and any other share compensation arrangement may not exceed 10% of the Corporation's then outstanding issue;

  (ii)
  the number of Shares issued to insiders under this Plan and any other share compensation arrangement, within a one-year period, may not exceed 10% of the Corporation's then outstanding issue; or

  (iii)
  the number of Shares issuable to any one insider and such insider's associates under this Plan and any other share compensation arrangement, within a one-year period, may not exceed 5% of the Corporation's then outstanding issue.

For this purpose, the terms "insider", "share compensation arrangement" and "outstanding issue" have the meanings assigned to those terms under applicable rules of the Toronto Stock Exchange.

4.     Eligible Persons:

        The Committee and/or the Board shall from time to time designate those Eligible Persons (as defined below), other than Outside Directors (as defined below), to whom Options or stock appreciation rights ("SARs") shall be granted (the "Participants"), and shall determine the extent and terms of their participation. For the purpose of this Plan, "Eligible Persons" means: (i) any employee or officer of the Corporation or its subsidiaries; (ii) any director of the Corporation who is not a full-time employee of the Corporation or its subsidiaries ("Outside Director"); and (iii) any person or company engaged to provide management, consulting or other services to or for the benefit of the Corporation or its subsidiaries ("Consultant"). Each grant of an Option pursuant to this Plan shall be evidenced by a stock option agreement (an "Option Agreement") executed by the Participant to whom the Option is granted (the "Optionee") and the Corporation. Each Option Agreement shall incorporate such terms and conditions as the Committee (or the Board, as applicable), in its or their discretion, deems consistent with the terms of this Plan. Each Option Agreement shall specify the dates upon which all or any instalments of the Option will be exercisable. An Option may be exercised when instalments vest at any time and from time to time thereafter with respect to all or a portion of the Shares covered by such vested instalments.

        A designated Eligible Person shall have the right not to participate in this Plan, and any decision not to participate shall not affect such Eligible Person's status or relationship with the Corporation or its subsidiaries. Participation in this Plan does not confer upon a Participant any right to continued employment, status or relationship, as applicable, with the Corporation or its subsidiaries. Qualification as an Eligible Person does not confer upon any such person any right to be granted Options or SARs under this Plan unless and until designated as a Participant under this Plan.

5.     Terms and Conditions of Options:

        (a)   Term:

        The term during which an Option will be exercisable (the "Option Term") shall be fixed at grant, but in no case shall a term exceed ten years, and each Option shall be subject to earlier termination as provided in subsection 5(f).

        Notwithstanding the foregoing, if the Option Term of an Option held by any Participant would otherwise expire during, or within 10 Business Days (as defined below) of the expiration of, a Blackout Period (as defined below) applicable to such Participant, then such Option Term shall be extended to the close of business on the 10th Business Day following the expiration of the Blackout Period.

        For purposes of this Plan, "Blackout Period" means, with respect to any Participant, a period when such Participant is prohibited from trading in the Corporation's securities pursuant to the Corporation's written policies then applicable, and "Business Day" means any day other than a Saturday or Sunday on which the Toronto Stock Exchange is open for trading.

        (b)   Exercise:

        An Option shall be exercisable only as the Committee (or the Board, as applicable) may determine at the time of the grant. Subject to subsection 5(f), a Participant may exercise the exercisable parts of his or her Option in whole or in part at any time and from time to time during the Option Term.

        (c)   Price:

        The price at which Shares will be issued to a Participant pursuant to an Option (the "Option Price") shall be determined at the time of the grant of the Option but, subject to section 6, shall not be less than the closing price of the Shares on the Business Day immediately prior to the date of the grant as quoted on the Toronto Stock Exchange (with respect to Options denominated in Canadian currency) or on the New York Stock Exchange or a United States national securities exchange or quotation system on which the Shares are then traded (with respect to Options denominated in United States currency).

        (d)   Payment:

        Participants shall be required to make payment in full for any Shares purchased upon the exercise, in whole or in part, of any Option, and no Shares shall be issued until full payment has been made. Payment may be in cash and/or, at the discretion of the Committee (or the Board, as applicable), by the delivery of other consideration or securities of the Corporation (valued at their fair market value) to the Corporation.

        (e)   Transferability:

        Options are not transferable other than by will or according to the laws of descent and distribution. During the lifetime of a Participant, Options shall be exercisable only by the Participant, or his or her guardian or legal representative.

        (f)    Termination of Options:

        In the event that a Participant, before completely exercising his or her Option, ceases to be an Eligible Person by reason of (i) normal or early retirement under any retirement plan of the Corporation or a subsidiary, (ii) death, (iii) disability, or (iv) another condition acceptable to the Committee (or the Board, as applicable), any unexcercised parts of that Option (whether or not previously vested) shall, subject to subsection 5(b) and unless the Committee (or the Board, as applicable) otherwise decides, remain exercisable for the lesser of:

  (A)
  the remainder of the Option Term; or

  (B)
  subject to the Committee's (or the Board's, as applicable) discretion, up to:

  (1)
  three (3) years from the date the Participant ceases to be an Eligible Person if the Participant is an employee or officer of the Corporation or its subsidiaries; or

  (2)
  one (1) year from the date the Participant ceases to be an Eligible Person if the Participant is an Outside Director or a Consultant,

due to any of the reasons previously described in this paragraph.

        If a Participant ceases to be an Eligible Person other than under the circumstances set out in the preceding paragraph before completely exercising any Option which is exercisable but unexercised, such unexercised Option or part thereof shall, unless the Committee (or the Board, as applicable) otherwise decides, be cancelled on the date such Participant ceased to be an Eligible Person.

        Employment shall be deemed not to have terminated when a Participant leaves the employment of the Corporation or an affiliate of the Corporation to join the Corporation or an affiliate of the Corporation, as the case may be.

6.     Terms and Conditions of Stock Appreciation Rights:

        SARs may be granted in connection with all Options granted under this Plan, either when the underlying Option is granted or at any other time prior to the expiry or exercise of such Option. Exercise of SARs shall result in cancellation of a corresponding number of Shares of the underlying Option; exercise of an Option or part thereof shall result in cancellation of a corresponding number of SARs. All SARs shall be subject to the following terms and conditions, and such additional terms, conditions and limitations as the Committee (or the Board, as applicable) may from time to time determine.

        (a)   Extent of Grant:

        The number of Shares covered by a grant of SARs shall not exceed the number of Shares which the Participant may purchase upon the exercise of an unexercised Option or part(s) thereof held by the Participant.

        (b)   Limitation on Exercise:

        SARs shall be exercisable at such times and in such amounts as the Options with which such rights are connected are exercisable, provided, however, that: (i) if a SAR is granted to a person subject to Section 16(b) of the United States Securities Exchange Act of 1934, such right shall not be exercisable during the first six months after its grant (except that the limitation provided under this clause shall not apply in the event the holder dies or is disabled prior to the expiration of the six month period); and (ii) the exercise of a SAR shall be effected only during such period(s), if any, as set by the Committee.

        (c)   Entitlement:

        SARs shall entitle the Participant to surrender to the Corporation all or part of the unexercised but exercisable Option in connection with which the rights were granted and to receive from the Corporation in exchange therefore an amount equal to the amount, if any, by which the aggregate fair market value of the Shares covered by the surrendered Option or part thereof at the exercise date exceeds the aggregate Option exercise price of those Shares. Payment of such amount by the Corporation may be made (i) in securities of the Corporation valued at fair market value on the date of payment, or (ii) in cash, or (iii) partly in securities and partly in cash, as shall be determined by the Committee. For the purposes of this subsection, the fair market value of the Shares shall be determined based on the weighted average closing price of the Shares on the Toronto Stock Exchange (with respect to Options denominated in Canadian currency) or on the New York Stock Exchange or a United States national securities exchange or quotation system on which the Shares are then traded (with respect to Options denominated in United States currency) for the five (5) consecutive Business Days ending on the Business Day immediately prior to the date in question.

        (d)   Transferability:

        SARs are not transferable other than by will or according to the laws of descent and distribution. During the lifetime of a Participant, SARs shall be exercisable only by the Participant, his or her guardian or legal representative.

7.     Anti-Dilution Adjustments:

        In the event that, at any time, the outstanding shares are increased or decreased, reclassified or changed into or exchanged for a different number or kind of shares or other securities of the Corporation, whether by way of a stock dividend, stock split, consolidation, recapitalization, or other transaction effected without receipt of consideration, or in the event of any special dividend or other distribution, corporate reorganization, including for greater certainty, a merger, amalgamation or statutory arrangement, or any other transaction that affects the rights, number or value of the outstanding Shares, Options or SARs, the Committee (or the Board, if applicable) may make appropriate adjustments in the number or kind of shares or securities available for Options or SARs pursuant to this Plan, and in the number or kind of shares or securities which are the subject of Options and/or SARs already granted pursuant to this Plan, and/or the purchase price therefore.

8.     Effect of Reorganization:

        In the event of any merger, consolidation or other reorganization of the Corporation in which the Corporation is not the surviving or continuing corporation, all Options and SARs granted hereunder and outstanding on the date of such reorganization shall be assumed by the surviving or continuing corporation. If, in the event of any such merger, consolidation or other reorganization, provision for such assumption satisfactory to an owner of an Option or SAR granted under this Plan is not made by the surviving or continuing corporation, such owner shall have distributed to him or her within thirty days after the reorganization in full satisfaction in the case of an unexpired Option or SAR, or part thereof, whether or not exercisable, cash representing the excess, if any, of the fair market value on the day of such reorganization over the exercise price.

9.     Amendment, etc.:

  (a)
  The approvals of the Board and the shareholders of the Corporation, as well as any requisite regulatory approvals, shall be required to amend the Plan or an Option to:

  (i)
  increase the number of Shares issuable under the Plan pursuant to Article 3;

  (ii)
  increase the maximum number of Shares issuable under the Plan to insiders pursuant to sections 3(i), (ii) and (iii);

  (iii)
  make any amendment that would reduce the Option Price of an outstanding Option (including a cancellation and reissue of an Option constituting a reduction of the Option Price);

  (iv)
  extend the Option Term of any Option granted under the Plan beyond the original expiry date of such Option;

  (v)
  expanding the categories of individuals eligible to participate in the Plan;

  (vi)
  allow security based payments granted under this Plan to be transferable or assignable other than for ordinary estate settlement purposes, and as provided in sections 5(e) or 6(d); or

  (vii)
  amend this Article 9,

unless the change to the Plan or an Option results from the application of the anti-dilution provisions of Article 7 of this Plan, and provided that, in the case of an amendment referred to in sections 9(a)(ii), (iii) or (iv), insiders of the Corporation who benefit from such amendment are not eligible to vote their Shares in respect of the amendment.

  (b)
  Subject to paragraph (a) and any requisite regulatory approvals, the Board may, at any time and for any reason, amend, revise, suspend or discontinue this Plan, in whole or in part, or amend an Option granted to a Participant (provided that the Participant's consent to such action shall be required unless the Board determines that the action would not materially and adversely affect the rights of such Participant), in its sole discretion and without having to obtain shareholder approval. Without limiting the scope of the foregoing, the Board may make the following without shareholder approval:

  (i)
  amendments of a "housekeeping" or clerical nature, as well as any amendment clarifying any provision of the Plan;

  (ii)
  amendments to the eligibility criteria and limits for participation in the Plan;

  (iii)
  a change to the vesting provisions of an Option or of the Plan;

  (iv)
  a change to the termination provisions of an Option or of the Plan, provided that the change does not entail an extension beyond an Option's original expiry date;

  (v)
  additions and amendments to or deletions from the Plan in order to comply with the legislation governing the Plan or the requirements of a regulatory body or stock exchange; and

  (vi)
  amendments to the provisions relating to the administration of the Plan.

10.  Miscellaneous:

  (a)
  If at any time the Committee (or the Board, as appropriate) shall determine that any listing or registration of Shares or any consent or approval of any governmental body, or any other agreement or consent, is necessary or desirable as a condition of the issuance of Shares upon any exercise of any Option, such exercise may not be consummated unless such requirement is satisfied in a manner acceptable to the Committee (or the Board, as appropriate).

  (b)
  Whenever the Corporation proposes or is required to issue or transfer Shares under this Plan, the Corporation shall have the right to require the Participant to remit to the Corporation an amount sufficient to satisfy any withholding tax or other similar requirements of any applicable governmental or regulatory authority prior to the delivery of any certificate for such Shares. Whenever, under this Plan, payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any such withholding tax or other similar requirements.

EXHIBIT C

MI DEVELOPMENTS INC. BOARD CHARTER

Purpose

        This Charter has been adopted by the Board of Directors to assist the Board in the exercise of its responsibilities. This Charter, together with the charters of the Board's committees and various policies, principles, procedures, codes and guidelines adopted by the Board from time to time, collectively comprise the Corporation's overall corporate governance framework.

Role of the Board and its Responsibilities

1.
The Board is responsible for the overall stewardship of the Corporation. To this effect, the Board oversees the Corporation's business and affairs and the day-to-day conduct of business by executive management, establishes or approves all corporate policies as required and involves itself jointly with executive management in ensuring the long-term creation of shareholder value and the preservation and protection of the Corporation's assets.

2.
In addition to the Board's legal obligations under the Business Corporations Act (Ontario) and any requirements specified in the Corporation's by-laws, the Board bears principal responsibility for the following:

(a)
Satisfying Itself as to the Integrity of Management:    The Board will take such actions as it deems necessary to satisfy itself as to:

(i)
the integrity of the Corporation's Chief Executive Officer and other members of the Corporation's senior management (the "Corporate Management"); and

(ii)
the creation by the Chief Executive Officer and other members of Corporate Management of a culture of integrity throughout the Corporation.

(b)
Adoption of a Strategic Planning Process:    In respect of each fiscal year, the Board will:

(i)
meet with Corporate Management regarding the strategic planning for the Corporation in which future trends, opportunities and risks over a two to seven-year horizon are jointly identified; and

(ii)
consider a strategic plan which addresses such trends, opportunities and risks.

    Specific strategies and at least two-year business plans will be presented by Corporate Management for discussion. Capital expenditure projections for the following fiscal year will be reviewed and a budget presented at the meeting for approval. Updates on industry trends, current and proposed developments, major new business, capital expenditures and specific problem areas/action plans will be presented by Corporate Management and discussed as part of a Corporate Management report at each regular quarterly Board meeting.

  (c)
  Identification and Management of Principal Risks:    The Board will identify and review with Corporate Management the principal business risks faced by the Corporation. In doing so, the Board may receive reports of Corporate Management's assessment of and proposed responses to such risks as they develop. The Board will ensure the implementation of appropriate systems to manage these risks. The Board may delegate one or more Committees of the Board to receive Corporate Management's assessment and responses and make recommendations and reports to the Board.

  (d)
  Succession Planning and Appointment, Training and Monitoring Executive Management:    Through its review of all officer appointments, particularly that of the Chief Executive Officer, the Board is involved in management succession and manpower planning. In reviewing and appointing executive officers, the Board will satisfy itself that candidates possess the necessary levels of integrity, skill and experience. The Board has delegated to the Corporate Governance and Compensation Committee the review of succession plans for the Chief Executive Officer and other key members of Corporate Management and has asked such Committee to provide its report and recommendations to the Board.

  (e)
  Communications Policy:    The Board will ensure that the Corporation maintains a program to effectively communicate with its stakeholders, including shareholders, employees and the general public. Such programs include without limitation, the development of the Corporation's whistleblowing mechanism and the Corporation's website.

  (f)
  Integrity of Internal Control and Management Information Systems:    The Board will ensure that effective systems are in place to monitor the integrity of the Corporation's internal control and management information systems. The Board may delegate to the Audit Committee responsibility to review the effectiveness of the systems and to monitor the Corporation's internal control and management information systems.

  (g)
  Approach to Corporate Governance and Governance Guidelines:    The Board will develop the Corporation's system of and overall approach to corporate governance. The Board may delegate to the Corporate Governance and Compensation Committee responsibility to review and make recommendations to the Board regarding the content and implementation of corporate governance guidelines and other related governance matters and process.

Board Size, Composition and Independence

3.
Size:    The Board shall consist of such number of directors within the range set forth in the Corporation's articles of amalgamation as the Board deems appropriate in order to facilitate effective and efficient decision-making. The Board may delegate to the Corporate Governance and Compensation Committee the responsibility of considering and making recommendations to the Board with respect to the size of the Board.

4.
Composition:    The Board shall consist of directors who represent a diversity of personal experience and background, particularly among the outside directors. At a minimum, each director shall have demonstrated the highest personal and professional integrity; significant achievement in his or her field; experience and expertise relevant to the Corporation's business; a reputation for sound and mature business judgment; the commitment to devote the necessary time and effort in order to conduct his or her duties effectively; and, where required, financial literacy. The Board will rely upon the Corporate Governance and Compensation Committee to assist in identifying potential nominees to the Board.

5.
Independence:    A majority of the Corporation's directors will be individuals who are not officers or employees of the Corporation or any of its affiliates, or individuals who are related to officers or employees of the Corporation. In addition, a majority of the Corporation's directors will be individuals who have no direct or indirect material relationship with the Corporation and who meet the independence requirements prescribed under applicable Canadian and United States laws, rules, regulations and guidelines. The Board shall annually determine the independence of each director based on such applicable laws, rules, regulations and guidelines.

6.
Corporate Governance and Compensation Committee:    The Board has delegated to the Corporate Governance and Compensation Committee duties which include representing the Corporation's independent and unrelated directors in discussions with executive management on corporate governance issues and other matters, assisting in ensuring that the Board functions independently of management, assisting in identifying potential nominees to the Board, assisting in the development and conduct of the assessment of Board effectiveness and performing such other duties and responsibilities as are delegated by the Board from time to time.

7.
Loans to Directors:    The Corporation will not make any personal loans or extensions of credit to directors of the Corporation.

Administration

8.
Meetings:    The Board shall meet at least quarterly, with additional meetings scheduled as required. In addition, the Board shall annually participate in a strategic planning and business plan review meeting. Each director has a responsibility to attend and participate in meetings of the Board. The independent and unrelated directors shall have the opportunity to hold sessions without related directors and management present at least quarterly and shall hold sessions without related directors and management present at least annually.

9.
Meeting Agendas:    The Corporation's Chairman and its Chief Executive Officer will establish a preliminary agenda for each Board meeting with the assistance of the Corporation's Secretary. Any director may request items to be included on the agenda for a meeting.

10.
Meeting Materials:    The Secretary of the Corporation will use his or her best efforts to distribute meeting materials sufficiently far in advance of Board meetings to permit directors to properly review and consider such materials.

11.
Decisions Requiring Prior Board Approval:    In addition to those specific matters requiring prior Board approval under applicable laws, rules and regulations, or elsewhere in this Charter, the Board will be responsible for approving the following:

(a)
the Corporation's interim and annual financial statements, provided that the Board may delegate to the Audit Committee the responsibility to review such financial statements and make its recommendations to the Board;

(b)
strategic plans, business plans and capital expenditure budgets;

(c)
raising of debt or equity capital and other major financial activities;

(d)
hiring, compensation and succession for the Chief Executive Officer and other members of Corporate Management;

(e)
major organizational restructurings, including spin-offs;

(f)
material acquisitions and divestitures; and

(g)
major corporate policies.

12.
Director Orientation and Education:    New directors shall be provided with a basic understanding of the Corporation's business in order to assist such directors in contributing effectively to the Board. Corporate Management will provide new directors with an orientation manual, the opportunity to meet with Corporate Management and operational personnel and the opportunity to visit the Corporation's facilities. The Board may undertake or arrange for such continuing director education activities and programs as it deems advisable.

13.
Self-Evaluation:    The Board has delegated to the Corporate Governance and Compensation Committee the responsibility for assisting in the development and conduct of an annual self-assessment process to assess the effectiveness of the Board as a whole, the committees of the Board and, where appropriate, individual directors.

14.
Outside Advisors:    The Board and its Committees may retain outside legal and other experts at the expense of the Corporation where reasonably required to assist and advise the Board and its Committees in carrying out their duties and responsibilities.

Board Committees

15.
Standing Committees:    The Board will have two standing committees: an Audit Committee and a Corporate Governance and Compensation Committee. The purpose, duties and responsibilities of each such committee shall be set forth in a committee charter or authorizing resolution approved by the Board and each standing committee will act within and under the mandate set forth in its charter or authorizing resolution.

16.
Special Committees:    From time to time, the Board may establish special committees to review and make recommendations on specific matters. Where appropriate, such special committees will be composed entirely of independent and unrelated directors of the Corporation.

Board Compensation

17.
Board Compensation:    The Board will approve appropriate compensation, benefits and perquisites for the non-employee directors, following a review by and recommendations of the Corporate Governance and Compensation Committee.

Executive Management

18.
CEO Description:    The Board shall determine in consultation with the Corporation's Chief Executive Officer, the responsibilities of the Chief Executive Officer as well as those goals and objectives that the Chief Executive Officer is responsible for meeting from time to time.

19.
CEO Selection:    The Board is responsible for identifying potential candidates for and approving the appointment of the Corporation's Chief Executive Officer. In identifying potential candidates, the Board will consider a number of factors, including personal and professional integrity, reputation, achievements, business acumen and experience, business judgment, leadership qualities, knowledge and understanding of the Corporation's business environment.

20.
Evaluation of Corporate Management:    The Board, in conjunction with the Corporate Governance and Compensation Committee, will annually assess the performance of Corporate Management in general and the Chief Executive Officer in particular on the basis of performance measures and targets, the Chief Executive Officer's self-assessment report, the goals and objectives referred to in section 18 above, and such other factors as the Board and Corporate Governance and Compensation Committee deem advisable.

21.
Compensation of Executive Management:    The Board will approve all direct and indirect compensation, benefits and perquisites (cash and non-cash) for Corporate Management, including the Chief Executive Officer, based on the recommendations of the Corporate Governance and Compensation Committee. The Board may delegate to the Corporate Governance and Compensation Committee the responsibility for approving compensation, benefits and prerequisites for Corporate Management, including the Chief Executive Officer.

22.
Management Benefits and Perquisites:    The Board will approve the Corporation's policies regarding management benefits and perquisites, based on the recommendations of the Corporate Governance and Compensation Committee.

Stakeholder Feedback

23.
Persons who wish to communicate concerns relating to the Corporation with the Board (as a whole or, in particular, with the independent directors) should address all related correspondence to the Corporation's Secretary at the principal executive offices of the Corporation at 455 Magna Drive, Aurora, Ontario, Canada L4G 7A9.

Review and Revision of Charter

24.
The Board will from time to time review and revise this Charter in such manner as the Board sees fit.

QuickLinks

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
MANAGEMENT INFORMATION CIRCULAR/PROXY STATEMENT
APPOINTMENT AND REVOCATION OF PROXIES
VOTING OF PROXIES
RECORD DATE
VOTING SECURITIES AND THEIR PRINCIPAL HOLDERS
ANNUAL MEETING MATTERS FINANCIAL STATEMENTS AND AUDITOR'S REPORT
RE-APPOINTMENT OF AUDITOR
BOARD OF DIRECTORS
AUDIT COMMITTEE AND AUDIT COMMITTEE REPORT
CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION
SHAREHOLDER PERFORMANCE REVIEW GRAPH
Cumulative Total Returns Value of Cdn.$100 Invested on August 20, 2003
EQUITY COMPENSATION PLANS
INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS
STATEMENT OF CORPORATE GOVERNANCE PRACTICES
DIRECTORS' AND OFFICERS' LIABILITY INSURANCE
AMENDMENTS TO INCENTIVE STOCK OPTION PLAN
OTHER MATTERS
EXHIBIT A STOCK OPTION PLAN RESOLUTION
EXHIBIT B PROPOSED AMENDED INCENTIVE STOCK OPTION PLAN
EXHIBIT C MI DEVELOPMENTS INC. BOARD CHARTER